UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Preliminary Proxy Statement

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Soliciting Material under §240.14a-12

STARZ
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STARZ
8900 Liberty Circle
Englewood, Colorado 80112
(720) 852-7700
April 29, 2016
Dear Stockholder:
You are cordially invited to attend our 2016 annual meeting of stockholders to be held at 12:00 p.m., local time, on June 14, 2016, at the Four Seasons Hotel Los Angeles at Beverly Hills, 300 South Doheny Drive, Los Angeles, California 90048.
At the annual meeting, you will be asked to consider and vote on the proposals described in the accompanying notice of annual meeting and proxy statement, as well as on such other business as may properly come before the meeting.
Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please read the proxy materials and then promptly vote via the Internet or telephone or, if you received a paper proxy card, by completing, signing and returning by mail a proxy card. Doing so will not prevent you from later revoking your proxy or changing your vote at the meeting.
Thank you for your continued support and interest in our company.

Very truly yours,

Christopher P. Albrecht
Chief Executive Officer

The Notice of Internet Availability of Proxy Materials is first being mailed on or about May 4, 2016, and the proxy materials relating to the annual meeting will first be made available on or about the same date.

STARZ
8900 Liberty Circle
Englewood, Colorado 80112
(720) 852-7700
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be Held on June 14, 2016
NOTICE IS HEREBY GIVEN of the annual meeting of stockholders of Starz to be held at 12:00 p.m., local time, on June 14, 2016, at the Four Seasons Hotel Los Angeles at Beverly Hills, 300 South Doheny Drive, Los Angeles, California 90048, telephone (310) 273-2222, to consider and vote on:

1.
A proposal to elect Gregory B. Maffei, Irving L. Azoff and Susan M. Lyne to continue serving as Class III members of our board until the 2019 annual meeting of stockholders or their earlier resignation or removal (the election of directors proposal);

2.	A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2016 (the auditors ratification proposal);

3.
A proposal to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement under the heading “Executive Compensation” (the say-on-pay proposal); and

4.	A proposal to adopt the Starz 2016 Omnibus Incentive Plan (the incentive plan proposal).
You may also be asked to consider and vote on such other business as may be properly brought before the meeting.
Holders of record of our Series A common stock, par value $0.01 per share, and Series B common stock, par value $0.01 per share, in each case, outstanding as of 5:00 p.m., New York City time, on April 15, 2016, the record date for the annual meeting, will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof. These holders will vote together as a single class on each proposal. A list of stockholders entitled to vote at the annual meeting will be available at our offices in Englewood, Colorado for review by our stockholders for any purpose germane to the annual meeting for at least ten days prior to the annual meeting.
We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.
Our board of directors has unanimously approved each proposal and recommends that you vote “FOR” the election of each director nominee, the auditors ratification proposal, the say-on-pay proposal and the incentive plan proposal.
Votes may be cast in person at the annual meeting or by proxy prior to the meeting by telephone, via the Internet, or by mail.
YOUR VOTE IS IMPORTANT. Voting promptly, regardless of the number of shares you own, will aid us in reducing the expense of any further proxy solicitation in connection with the annual meeting.

By order of the board of directors,

David Weil
Executive Vice President and General Counsel
Englewood, Colorado
April 29, 2016
WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE PROMPTLY VIA TELEPHONE OR ELECTRONICALLY VIA THE INTERNET. ALTERNATIVELY, IF YOU RECEIVED A PAPER PROXY CARD, PLEASE COMPLETE, SIGN AND RETURN BY MAIL THE PAPER PROXY CARD.

TABLE OF CONTENTS

THE ANNUAL MEETING	1
Notice and Access of Proxy Materials	1
Electronic Delivery	1
Time, Date and Place	1
Purpose	1
Quorum	2
Who May Vote	2
Votes Required	2
Votes You Have	2
Shares Outstanding	2
Number of Holders	2
Voting Procedures for Record Holders	2
Voting Procedures for Shares Held in Street Name	3
Revoking a Proxy	3
Solicitation of Proxies	3
Other Matters to Be Voted on at the Annual Meeting	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
Security Ownership of Certain Beneficial Owners	4
Security Ownership of Management	5
Changes in Control	7
PROPOSALS OF OUR BOARD	7
PROPOSAL 1—THE ELECTION OF DIRECTORS PROPOSAL	7
Board of Directors	7
Nominees for Election as Directors	8
Directors Whose Term Expires in 2017	9
Directors Whose Term Expires in 2018	10
Vote and Recommendation	12
PROPOSAL 2—THE AUDITORS RATIFICATION PROPOSAL	12
Audit Fees and All Other Fees	12
Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor	12
Vote and Recommendation	13
PROPOSAL 3—THE SAY-ON-PAY PROPOSAL	13
Advisory Vote	14
Vote and Recommendation	14
PROPOSAL 4—THE INCENTIVE PLAN PROPOSAL	14
Key Features of the Incentive Plan	14
Starz 2016 Omnibus Incentive Plan	15
U.S. Federal Income Tax Consequences of Awards Granted under the Incentive Plan	19
New Plan Benefits	20
Vote and Recommendation	20
MANAGEMENT AND GOVERNANCE MATTERS	21
Executive Officers	21
Section 16(a) Beneficial Ownership Reporting Compliance	21
Code of Ethics	22

i

Director Independence	22
Board Composition	22
Board Leadership Structure	22
Board Role in Risk Oversight	22
Committees of the Board of Directors	22
Board Meetings	26
Director Attendance at Annual Meetings	26
Stockholder Communication with Directors	26
Executive Sessions	26
EXECUTIVE COMPENSATION	26
Compensation Discussion and Analysis	27
Summary Compensation Table	35
Executive Compensation Arrangements	36
Grants of Plan-Based Awards	40
Outstanding Equity Awards at Fiscal Year-End	41
Option Exercises and Stock Vested	43
Nonqualified Deferred Compensation Plans	43
Potential Payments Upon Termination or Change in Control	43
Benefits Payable Upon Termination or Change in Control	46
DIRECTOR COMPENSATION	48
Nonemployee Directors	48
Director Compensation Table	49
EQUITY COMPENSATION PLAN INFORMATION	50
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	50
STOCKHOLDER PROPOSALS	51
ADDITIONAL INFORMATION	51
ANNEX A: STARZ 2016 Omnibus Incentive Plan	A-1

ii

STARZ
a Delaware corporation
8900 Liberty Circle
Englewood, Colorado 80112
(720) 852-7700
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
We are furnishing this proxy statement in connection with the board of directors’ solicitation of proxies for use at our 2016 Annual Meeting of Stockholders to be held at 12:00 p.m., local time, at the Four Seasons Hotel Los Angeles at Beverly Hills, 300 South Doheny Drive, Los Angeles, California 90048, on June 14, 2016, or at any adjournment or postponement of the annual meeting. At the annual meeting, we will ask you to consider and vote on the proposals described in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this proxy statement. We are soliciting proxies from holders of our Series A common stock, par value $0.01 per share (STRZA), and Series B common stock, par value $0.01 per share (STRZB). We refer to STRZA and STRZB together as our common stock.
THE ANNUAL MEETING
Notice and Access of Proxy Materials
We have elected, in accordance with the Securities and Exchange Commission’s “Notice and Access” rule, to deliver a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders and to post our proxy statement and annual report to our stockholders (collectively, the proxy materials) electronically. The Notice is first being mailed to our stockholders on or about May 4, 2016. The proxy materials will first be made available to our stockholders on or about the same date.
The Notice instructs you how to access and review the proxy materials and how to submit your proxy via the Internet or by telephone. The Notice also instructs you how to request and receive a paper copy of the proxy materials, including a proxy card or voting instruction form, at no charge. We will not mail a paper copy of the proxy materials to you unless specifically requested to do so.
Electronic Delivery
Registered stockholders may elect to receive future notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.computershare.com/investor. Beneficial holders may sign up for electronic delivery when voting by Internet at www.proxyvote.com, by following the prompts. Once you sign up, you will not receive a printed copy of the notices and proxy materials, unless you request them. You may suspend electronic delivery of the notices and proxy materials at any time by contacting our transfer agent, Computershare, at 1-866-367-6355 (outside the United States 1-781-575-2879). Stockholders who hold shares through a bank, brokerage firm or other nominee may request electronic access by contacting their nominee.
Time, Date and Place
The annual meeting of stockholders is to be held at 12:00 p.m., local time, on June 14, 2016, at the Four Seasons Hotel Los Angeles at Beverly Hills, 300 South Doheny Drive, Los Angeles, California 90048.
Purpose
At the annual meeting, you will be asked to consider and vote on each of the following:

•
the election of directors proposal, to elect Gregory B. Maffei, Irving L. Azoff and Susan M. Lyne to continue serving as Class III members of our board until the 2019 annual meeting of stockholders or their earlier resignation or removal;

•	the auditors ratification proposal, to ratify the selection of KPMG LLP (KPMG) as our independent auditors for the fiscal year ending December 31, 2016;

•	the say-on-pay proposal, to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement under the heading “Executive Compensation”; and

•	the incentive plan proposal, to approve the Starz 2016 Omnibus Incentive Plan.
You may also be asked to consider and vote on such other business as may be properly brought before the meeting.
Quorum
In order to carry on the business of the annual meeting, a quorum must be present. This means that at least a majority of the aggregate voting power represented by the shares of our common stock outstanding on the record date for the annual meeting must be represented at the annual meeting either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if your proxy indicates that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on a particular proposal or proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) nevertheless will be treated as present for purposes of determining the presence of a quorum. See “—Voting Procedures for Shares Held in Street Name—Effect of Broker Non-Votes” below.
Who May Vote
Holders of shares of our common stock, as recorded in our stock register as of 5:00 p.m., New York City time, on April 15, 2016 (such date and time, the record date for the annual meeting), may vote at the annual meeting or at any adjournment or postponement thereof.
Votes Required
Each director nominee who receives a plurality of the affirmative votes of the outstanding shares of our common stock that are entitled to vote at the annual meeting and are voted in person or by proxy, voting together as a single class, will be elected to office.
Approval of each of the auditors ratification proposal, the say-on-pay proposal and the incentive plan proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.
Votes You Have
At the annual meeting, holders of shares of STRZA will have one vote per share and holders of shares of STRZB will have ten votes per share, in each case, that our records show are owned as of the record date.
Shares Outstanding
As of the record date, an aggregate of 88,319,750 shares of STRZA and 9,858,316 shares of STRZB were issued and outstanding and entitled to vote at the annual meeting.
Number of Holders
There were, as of the record date, approximately 1,410 and 78 record holders of STRZA and STRZB, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).
Voting Procedures for Record Holders
Holders of record of our common stock as of the record date may vote in person at the annual meeting, by telephone or through the Internet. Alternatively, if they received a paper proxy card, they may complete, sign and return the paper proxy card. Instructions for voting by telephone or through the Internet and how to obtain a paper proxy card are printed on the Notice. Paper proxy cards also contain instructions for voting by telephone or through the Internet. Unless subsequently revoked, shares of our common stock represented by a proxy submitted as described herein and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.
YOUR VOTE IS IMPORTANT. It is recommended that you vote by telephone, through the Internet or by mail even if you plan to attend the annual meeting. You may change your vote at the annual meeting.
If you submit a properly executed proxy without indicating any voting instructions as to a proposal enumerated in the Notice of Annual Meeting of Stockholders, the shares represented by the proxy will be voted “FOR” the election of each director nominee and “FOR” each of the auditors ratification proposal, the say-on-pay proposal and the incentive plan proposal.
If you submit a proxy in which you indicate that you abstain from voting as to a proposal, it will have no effect if the proposal is the election of directors proposal, and it will have the same effect as a vote “AGAINST” each of the other proposals.
If you do not submit a proxy or you do not vote in person at the annual meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, and your failure to vote will have no effect on determining whether any of the proposals is approved (assuming a quorum is present).
Voting Procedures for Shares Held in Street Name
General. If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to vote your shares or to grant or revoke a proxy. The rules and regulations of the New York Stock Exchange and The Nasdaq Stock Market prohibit brokers, banks and other nominees from voting shares on behalf of their clients with respect to numerous matters, including, in our case, all of the proposals described in this proxy statement other than the auditors ratification proposal. Accordingly, to ensure your shares held in street name are voted on these matters, we encourage you to provide promptly specific voting instructions to your broker, bank or other nominee.
Effect of Broker Non-Votes. Broker non-votes are counted as shares of our common stock present and entitled to vote for purposes of determining a quorum but will have no effect on any of the proposals. You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of common stock or how to change your vote or revoke your proxy.
Revoking a Proxy
If you submitted a proxy prior to the start of the annual meeting, you may change your vote by voting in person at the annual meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Starz, c/o Computershare Investor Services at the following address: (1) if by mail, P.O. Box 30202, College Station, Texas 77842; and (2) if by courier, 211 Quality Circle, Suite 210, College Station, Texas 77845. Any signed proxy revocation or new signed proxy must be received before the start of the annual meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 1:00 a.m., New York City time, on June 14, 2016.
Your attendance at the annual meeting will not, by itself, revoke a prior vote or proxy from you.
If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote or revoke your proxy.
Solicitation of Proxies
We are soliciting proxies on behalf of our board of directors. In addition to the Notice, our employees may solicit proxies personally or by telephone. We will pay the cost of soliciting these proxies. We will also reimburse brokers and other nominees for their expenses in sending the proxy materials to you and getting your voting instructions. We have also retained D.F. King & Co., Inc. to assist in the solicitation of proxies at a cost of $5,500, plus reasonable out of pocket expenses.
Other Matters to Be Voted on at the Annual Meeting
Our board of directors is not currently aware of any business to be acted on at the annual meeting other than that which is described in the Notice of Annual Meeting of Stockholders and this proxy statement. If, however, other matters are properly brought to a vote at the annual meeting, the persons designated as proxies will have discretion to vote or to act on these matters according to their best judgment, unless you indicate otherwise in your proxy. In the event there is a proposal to adjourn or postpone the annual meeting, the persons designated as proxies will have discretion to vote on that proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth information concerning shares of our common stock beneficially owned by each person or entity known by us to own more than five percent of the outstanding shares of any series of our common stock. All of such information is based on publicly available filings.
The security ownership information is given as of March 31, 2016 and, in the case of percentage ownership information, is based upon (1) 88,574,412 STRZA shares and (2) 9,858,316 STRZB shares, in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all series of common stock.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
John C. Malone	STRZA	2,254,575	(1)	2.5	48.1
12300 Liberty Boulevard	STRZB	8,777,326	(1)	89.0	—
Englewood, CO 80112
Lions Gate Entertainment Corp.	STRZA	2,118,038	(2)	2.4	15.0
250 Howe Street, 20th Floor	STRZB	2,590,597	(2)	26.3	—
Vancouver, BC A1 V6C #R8
FMR LLC	STRZA	12,901,833	(3)	14.6	6.9
245 Summer Street	STRZB	—		—	—
Boston, MA 02210
Robert R. Bennett	STRZA	—	(4)	*	3.6
12300 Liberty Boulevard	STRZB	678,015	(4)	6.9	—
Englewood, CO 80112
Clearbridge Investments, LLC	STRZA	6,341,393	(5)	7.2	3.4
620 8th Avenue	STRZB	—		—	—
New York, NY 10018
Horizon Kinetics LLC	STRZA	5,730,534	(6)	6.5	3.1
470 Park Avenue South, 4th Floor South	STRZB	—		—	—
New York, NY 10016
The Vanguard Group	STRZA	5,650,051	(7)	6.4	3.0
100 Vanguard Blvd.	STRZB	—		—	—
Malvern, PA 19355
JANA Partners LLC	STRZA	5,371,957	(8)	6.1	2.9
767 Fifth Avenue, 8th Floor	STRZB	—		—	—
New York, NY 10153
* Less than one percent

(1)
Based on Amendment No. 3 to Schedule 13D, filed on February 17, 2015 and Form 4 filed on February 12, 2015 by Mr. Malone, which states that Mr. Malone has sole voting power over 101,778 and 6,062,584 STRZA and STRZB shares, respectively, sole dispositive power over 101,778 and 6,062,584 STRZA and STRZB shares, respectively, shared voting power over 2,152,797 and 2,714,742 STRZA and STRZB shares, respectively, and shared dispositive power over 2,152,797 and 2,714,742 STRZA and STRZB shares, respectively. The shares over which Mr. Malone reports shared voting and dispositive power include the shares reported as beneficially owned by Lions Gate Entertainment Corp. See footnote (2) below.

(2)
Based on Amendment No. 1 to Schedule 13D, filed on February 4, 2016 by Lions Gate Entertainment Corp., LG Leopard GP Canada Inc. and LG Leopard Canada LP (collectively, Lions Gate), which states that Lions Gate has shared dispositive and voting power with respect to these shares. Pursuant to an irrevocable proxy granted by Lions Gate to Mr. Malone, Mr. Malone generally has the right to vote all of the shares of common stock held by Lions Gate (subject to certain exceptions).

(3)
Based on Amendment No. 2 to Schedule 13G, filed on February 12, 2016 by FMR LLC (FMR), which states that FMR has sole voting power over 1,420,899 shares and sole dispositive power over 12,901,833 shares.

(4)	Based on Amendment No. 2 to Schedule 13D, filed on January 2, 2013 by Mr. Bennett, which states that Mr. Bennett has sole dispositive power and voting power over such shares.

(5)
Based on Schedule 13G, filed on February 16, 2016, by Clearbridge Investments, LLC (Clearbridge), which states that Clearbridge has sole voting power over 6,214,423 shares and sole dispositive power over 6,341,393 shares.

(6)
Based on Amendment No. 2 to Schedule 13G, filed on February 16, 2016 by Horizon Kinetics LLC and Horizon Asset Management LLC , Kinetics Asset Management LLC and Kinetics Advisers, LLC (collectively, Horizon) which states that Horizon has sole dispositive power and sole voting power over 5,730,534 shares.

(7)
Based on Amendment No. 2 to Schedule 13G, filed on February 10, 2016 by The Vanguard Group (Vanguard), which states that Vanguard has sole voting power over 61,594 shares, sole dispositive power over 5,589,157 shares, shared voting power over 4,600 shares and shared dispositive power over 60,894 shares.

(8)	Based on Schedule 13G, filed on February 16, 2016, by JANA Partners LLC (JANA), which states that JANA has sole voting power and sole dispositive power over 5,371,957 shares.
Security Ownership of Management
The following table sets forth information with respect to the ownership by each of our directors and named executive officers and by all of our directors and executive officers as a group of shares of each series of our common stock. The security ownership information is given as of March 31, 2016, and, in the case of percentage ownership information, is based upon (1) 88,574,412 STRZA shares and (2) 9,858,316 STRZB shares, in each case, outstanding on that date. The percentage voting power is presented in the table below on an aggregate basis for all series of common stock.
Shares of restricted stock that have been granted pursuant to our incentive plans are included in the outstanding share numbers, for purposes of the table below and throughout this proxy statement. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after March 31, 2016, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person and for the aggregate percentage owned by the directors and named executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person. For purposes of the following presentation, beneficial ownership of shares of STRZB, though convertible on a one-for-one basis into shares of STRZA, are reported as beneficial ownership of STRZB only, and not as beneficial ownership of STRZA. So far as is known to us, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
Gregory B. Maffei	STRZA	3,006,473	(1)(2)(3)	3.4	1.6
Chairman of the Board	STRZB	—		—	—
Christopher P. Albrecht	STRZA	3,454,212	(2)	3.8	1.8
Chief Executive Officer and Director	STRZB	—		—	—
Irving L. Azoff	STRZA	17,891	(1)	*	*
Director	STRZB	—		—	—
Andrew T. Heller	STRZA	13,504	(1)	*	*
Director	STRZB	—		—	—
Susan M. Lyne	STRZA	12,707	(1)	*	*
Director	STRZB	—		—	—
Jeffrey F. Sagansky	STRZA	12,891	(1)	*	*
Director	STRZB	—		—	—
Daniel E. Sanchez	STRZA	10,408	(1)(4)	*	*
Director	STRZB	—		—	—
Charles Y. Tanabe	STRZA	283,642	(1)(2)(5)	*	*
Director	STRZB	—		—	—
Robert S. Wiesenthal	STRZA	14,891	(1)	*	*
Director	STRZB	—		—	—
Glenn E. Curtis	STRZA	379,862	(1)(2)	*	*
President	STRZB	—		—	—
Jeffrey A. Hirsch	STRZA	36,393	(1)	*	*
President of Global Marketing & Product Planning, Starz Entertainment, LLC	STRZB	—		—	—
Scott D. Macdonald	STRZA	151,280	(1)(2)	*	*
Chief Financial Officer, Executive Vice President and Treasurer	STRZB	—		—	—
Carmi D. Zlotnik	STRZA	419,661	(1)(2)	*	*
Managing Director, Starz Entertainment, LLC and Starz Media, LLC	STRZB	—		—	—
All directors and executive officers as a group (15 persons)	STRZA	8,020,581	(1)(2)(3)(4)(5)	8.5	4.2
	STRZB	—		—	—

*	Less than one percent

(1) Includes restricted shares, none of which are vested, as follows:

STRZA
Gregory B. Maffei	3,920
Irving L. Azoff	3,920
Andrew T. Heller	3,920
Susan M. Lyne	3,920
Jeffrey F. Sagansky	3,920
Daniel E. Sanchez	3,920
Charles Y. Tanabe	3,920
Robert S. Wiesenthal	3,920
Glenn E. Curtis	52,987
Jeffrey A. Hirsch	26,907
Scott D. Macdonald	37,136
Michael J. Thornton	32,249
David I. Weil	33,012
Carmi D. Zlotnik	41,840
Total	255,491
(2) Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options exercisable within 60 days after March 31, 2016.

STRZA
Gregory B. Maffei	1,184,017
Christopher P. Albrecht	3,444,631
Charles Y. Tanabe	204,679
Glenn E. Curtis	301,787
Scott D. Macdonald	91,260
Michael J. Thornton	116,071
David I. Weil	11,510
Carmi D. Zlotnik	356,611
Total	5,710,566
(3) Includes 34,545 shares of STRZA held by the Maffei Foundation, as to which shares Mr. Maffei has disclaimed beneficial ownership.
(4) Includes 100 shares of STRZA jointly owned by Mr. Sanchez and his son.
(5) Includes 75,043 shares of STRZA jointly owned by Mr. Tanabe and his spouse.
Changes in Control
We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.
PROPOSALS OF OUR BOARD
The following proposals will be presented at the annual meeting by our board of directors.
PROPOSAL 1—THE ELECTION OF DIRECTORS PROPOSAL
Board of Directors
Our board of directors currently consists of nine directors, divided among three classes. Our Class III directors, whose term will expire at the annual meeting, are Gregory B. Maffei, Irving L. Azoff and Susan M. Lyne. These directors are nominated for election to our board to continue to serve as Class III directors, and we have been informed that each of Messrs. Maffei and Azoff and Ms. Lyne is willing to continue to serve as a director of our company. The term of the Class III directors who are elected at the annual meeting will expire at the annual meeting of our stockholders in the year 2019. Our

Class I directors, whose term will expire at the annual meeting of our stockholders in the year 2017, are Christopher P. Albrecht, Daniel E. Sanchez and Robert S. Wiesenthal. Our Class II directors, whose term will expire at the annual meeting of our stockholders in the year 2018, are Andrew T. Heller, Jeffrey F. Sagansky and Charles Y. Tanabe.
If any nominee should decline election or should become unable to serve as a director of our company for any reason before election at the annual meeting, votes will be cast by the persons appointed as proxies for a substitute nominee, if any, designated by the board of directors.
The following lists the three nominees for election as directors at the annual meeting and the six directors of our company whose term of office will continue after the annual meeting, and includes as to each person how long such person has been a director of our company, such person’s professional background, other public company directorships and other factors considered in the determination that such person possesses the requisite qualifications and skills to serve as a member of our board of directors. All positions referenced in the table below with our company include, where applicable, positions with our predecessors. The number of shares of our common stock beneficially owned by each director, as of March 31, 2016, is set forth in this proxy statement under the caption “Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management.”
Nominees for Election as Directors
Gregory B. Maffei

•	Age: 55

•	Chairman of the Board and a director of our company.

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Professional Background: Mr. Maffei has served as the Chairman of the Board of our company since January 2013. He has served as a director and the President and the Chief Executive Officer of Liberty Media Corporation (together with its predecessors, Liberty Media) since May 2007 and Liberty Broadband Corporation since June 2014. He has served as the Chairman of the Board of Liberty TripAdvisor Holdings, Inc. since June 2015 and as a director, the President and the Chief Executive Officer since July 2013. He has served as the President and the Chief Executive Officer of Liberty Interactive Corporation (together with its predecessors, Liberty Interactive) since February 2006 and as a director since November 2005. He also served as its CEO-Elect from November 2005 through February 2006. Prior thereto, Mr. Maffei served as the President and the Chief Financial Officer of Oracle Corporation, the Chairman, the President and the Chief Executive Officer of 360networks Corporation, and the Chief Financial Officer of Microsoft Corporation.

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Other Public Company Directorships: Mr. Maffei has served as (i) a director of Liberty Interactive since November 2005, (ii) the Chairman of the Board of Liberty TripAdvisor Holdings, Inc. since June 2015 and a director since July 2013, (iii) a director of Liberty Broadband Corporation since June 2014, (iv) the Chairman of the Board of TripAdvisor, Inc. (TripAdvisor) since February 2013, (v) the Chairman of the Board of Live Nation Entertainment, Inc. (Live Nation) since March 2013 and as a director since February 2011, (vi) the Chairman of the Board of Sirius XM Holdings Inc. (Sirius) since April 2013 and as a director since March 2009, (vii) a director of Zillow Group, Inc. since February 2015, having served as a director of its predecessor Zillow, Inc. from May 2005 to February 2015, and (viii) a director of Charter Communications, Inc. since May 2013. He served as a director of (i) Barnes & Noble, Inc. from September 2011 to April 2014, (ii) Electronic Arts, Inc. from June 2003 to July 2013, and (iii) DIRECTV and its predecessors from February 2008 to June 2010.

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Board Membership Qualifications: Mr. Maffei brings to the board significant financial and operational experience based on his senior policy making positions at Liberty Media, Liberty Interactive, Liberty TripAdvisor Holdings, Inc., Liberty Broadband Corporation, Oracle Corporation, 360networks Corporation and Microsoft Corporation, and his public company board experience. He provides the board with executive leadership perspective on the operations and management of large public companies and risk management principles.

Irving L. Azoff

•	Age: 68

•	A director of our company.

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Professional Background: Mr. Azoff has served as a member of the board of directors of our company since January 2013. He is the founder and the Chairman of Azoff Music Management Group, Inc. and has served as the Chairman and the Chief Executive Officer of Azoff MSG Entertainment, LLC since August 2013. Mr. Azoff is the personal manager of the Eagles, who he has managed since 1974, Christina Aguilera, Van Halen, Steely Dan and Gwen Stefani. He served as a director of Live Nation from January 2010 to December 2012, and as the Chairman of the Board of Live Nation from February 2011 to December 2012. He also served as the Chairman and Chief Executive Officer of Front Line Management Group, Inc. (Front Line) from January 2005 to December 2012. Before joining Live Nation in 2010, Mr. Azoff was the Chief Executive Officer of Ticketmaster Entertainment, Inc. (Ticketmaster) from October 2008 to January 2010.

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Other Public Company Directorships: Mr. Azoff has served as a director of iHeart Communications, Inc. (formerly Clear Channel Communications, Inc.) and iHeart Media, Inc. (formerly Clear Channel Media Holdings, Inc.) since September 2010.

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Board Membership Qualifications: Mr. Azoff brings to our board extensive experience in the entertainment industry and leadership skills acquired while building Front Line and serving in a variety of capacities with Live Nation and Ticketmaster. Mr. Azoff’s wide array of experience in multiple facets of the entertainment industry gives him an in-depth understanding of the entertainment industry and brings a unique and comprehensive perspective to our board.

Susan M. Lyne

•	Age: 65

•	A director of our company.
Professional Background: Ms. Lyne has served as a member of the board of directors of our company since January 2013. Ms. Lyne has served as the President of BBG Ventures at AOL, Inc. since September 2014. Ms. Lyne served as the Executive Vice President and Chief Executive Officer of AOL, Inc.’s Brand Group from February 2013 to September 2014. She has served as the Vice Chairman of Gilt Groupe, Inc. (Gilt Groupe) since February 2013, having previously served as the Chairman from September 2010 to February 2013. Previously, she was Gilt Groupe’s Chief Executive Officer from September 2008 to September 2010. Ms. Lyne served as the President and the Chief Executive Officer of Martha Stewart Living Omnimedia, Inc. (Martha Stewart Living) from November 2004 to June 2008. Ms. Lyne is also a trustee of Rockefeller University and The New School.

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Other Public Company Directorships: Ms. Lyne served as a director of AOL, Inc. from December 2009 to February 2013. She previously served on the board of directors of CIT Group Inc. from October 2006 to November 2009 and the board of directors of Martha Stewart Living from June 2004 to July 2008.

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Board Membership Qualifications: Ms. Lyne brings to our board extensive experience, expertise and background in interactive media and internet marketing, as well as corporate leadership experience gained from her former service as the Chief Executive Officer of Gilt Groupe and Martha Stewart Living.

Directors Whose Term Expires 2017
Christopher P. Albrecht

•	Age: 63

•	Chief Executive Officer and a director of our company.

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Professional Background: Mr. Albrecht has served as the Chief Executive Officer and a director of our company since January 2013. He has served as the Chief Executive Officer of Starz, LLC since January 2010 and served as the President of Starz, LLC from January 2010 to February 2012. He has served as the Chief Executive Officer of Starz Entertainment, LLC (Starz Entertainment) since January 2010 and served as the Chairman of Starz Entertainment from January 2010 to February 2012. He came to Starz, LLC from Foresee Entertainment, which he founded in 2008. Mr. Albrecht spent more than 20 years at Home Box Office, Inc. (HBO) and was the Chairman and the Chief Executive Officer from 2002 to 2007. Before becoming Chairman, he spent seven years as the President of HBO Original Programming.

•	Other Public Company Directorships: None.

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Board Membership Qualifications: As our company’s Chief Executive Officer, Mr. Albrecht has been responsible for building and leading a global entertainment brand. As a result of his experience in significant leadership positions in the media and entertainment industry, including HBO, Mr. Albrecht provides our company and our board with strategic and creative insights based on an in-depth knowledge of the media and entertainment industry.

Daniel E. Sanchez

•	Age: 53

•	A director of our company.

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Professional Background: Mr. Sanchez has served as a director of our company since January 2013. Since January 2007, Mr. Sanchez has engaged in the private practice of law, representing individual and business clients in a variety of non-litigation areas. In 2012 Mr. Sanchez earned his masters degree in tax law (LL.M.), and his practice is currently focused on the area of tax planning. He is a full member of the Board of Ethics of the City of Stamford, CT, and was appointed to that position by the mayor in 2012.

•	Other Public Company Directorships: None.

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Board Membership Qualifications: Mr. Sanchez brings a unique legal perspective to our company’s board of directors, focused in particular on tax law. Mr. Sanchez’s perspective and expertise assist the board in developing strategies that take into consideration a wide range of issues resulting from the application and evolution of tax laws and regulations.

Robert S. Wiesenthal

•	Age: 49

•	A director of our company.

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Professional Background: Mr. Wiesenthal has served as a director of our company since January 2013. Mr. Wiesenthal is the founder and has served as the Chief Executive Officer of Fly BLADE since July 2015. He served as the Chief Operating Officer of Warner Music Group from January 2013 to July 2015. From 2000 to 2012, Mr. Wiesenthal held various positions at Sony Corporation including: a Group Executive, Sony Corporation; an Executive Vice President and the Chief Financial Officer, Sony Corporation of America; an Executive Vice President and the Chief Strategy Officer, Sony Entertainment, Inc.; and the President, Sony/ATV International. He was a member of Sony Pictures Entertainment’s Operating Committee and sat on the board of directors of Sony Music Entertainment, Sony Ericsson Mobile Communications, Sony/ATV Music Publishing LLC and EMI Music Publishing Group, Inc. Prior to joining Sony, Mr. Wiesenthal was associated with Credit Suisse First Boston, joining the firm’s Mergers and Acquisitions Group in 1988, the firm’s Media Group in 1993 and, from 1999 to 2000, serving as a Managing Director and head of the firm’s Entertainment and Digital Media practices.

•	Other Public Company Directorships: Mr. Wiesenthal has served as a director of TripAdvisor since December 2011 and served as a director of Entercom Communications Corp. from April 2004 to May 2015.

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Board Membership Qualifications: Mr. Wiesenthal brings to our board significant experience in the media and entertainment industry, having an extensive background in media programming across a variety of platforms, as well as executive leadership experience with the management and operation of companies in the entertainment sector. His professional expertise, combined with his continued involvement in the media and entertainment industry and significant financial experience, makes Mr. Wiesenthal a valuable member of our board. He is also an important resource with respect to the financial services firms that our company engages from time to time.

Directors Whose Terms Expires 2018
Andrew T. Heller

•	Age: 61

•	A director of our company.

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Professional Background: Mr. Heller has served as a director of our company since August 2013. He served as a consultant for MacAndrews & Forbes Holdings Inc. from April 2013 to May 2014. He retired from Turner Broadcasting System, Inc. (TBS) in March 2013 after 27 ½ years as an employee of Time Warner, Inc. As a past President of Turner Network Sales, he was responsible for running the distribution of 10 domestic networks to the cable, satellite and telecommunications industries, while also serving as Chairman of Turner Private Networks, including CNN Airport Network and Turner-in-flight services. He also was responsible for business development for TBS. Previously, Mr. Heller was Assistant General Counsel of Time Warner Cable, before which he served as Associate Counsel and Senior Counsel, Litigation, for HBO. Mr. Heller was inducted into the Broadcasting and Cable Hall of Fame in 2011. He served as Chair of Cable and Telecommunication Association for Marketing (CTAM) Educational Foundation Board, and was a

member of the CTAM and Cable Center Boards of Directors. He also sits as a member of the advisory Board of the SI Newhouse School of Public Communications.

•	Other Public Company Directorships: Mr. Heller has served as a director of Arris International plc (and its predecessor, Arris Group, Inc.) since 2011.

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Board Membership Qualifications: Mr. Heller brings to our board significant industry experience and a deep understanding of the business of media and programming. His extensive experience with the distribution of domestic networks to the cable, satellite and telecommunications industries and with business development makes Mr. Heller a valuable member of the board.

Jeffrey F. Sagansky

•	Age: 64

•	A director of our company.

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Professional Background: Mr. Sagansky has served as a director of our company since January 2013. He has served as the President and the Chief Executive Officer of Double Eagle Acquisition Corp. since July 2015. He served as the President of Silver Eagle Acquisition Company (Silver Eagle) from May 2013 until April 2015 when Silver Eagle acquired 38% of NASDAQ-traded Videocon DTH, a leading satellite TV provider in India. Mr. Sagansky served as a co-founder and the President of Global Eagle Acquisition Corp. from April 2011 to January 2013 when the company effected a merger to create NASDAQ-traded Global Eagle Entertainment, Inc. (Global Eagle Entertainment), a leading provider of inflight entertainment and connectivity. From January 2007 to June 2012 he served as the Chairman of Elm Tree Partners, a private casino development company. He has served as the Chairman and a co-founder of Hemisphere Media Capital, a private motion picture and television finance company since 2008. Mr. Sagansky previously served as the Chief Executive Officer of Paxson Communications, a Co-President of Sony Pictures Entertainment and the Chief Executive Officer of CBS Entertainment.

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Other Public Company Directorships: Mr. Sagansky has served as a director of Double Eagle Acquisition Corp. since June 2015, and as a director of Global Eagle Entertainment since January 2013. He has served as a director of Scripps Networks Interactive since July 2008. He previously served as a director of RHI Entertainment, Inc. from February 2009 to April 2011 and of Peace Arch Entertainment Group Inc. from September 2007 to February 2009.

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Board Membership Qualifications: Mr. Sagansky brings to our board in-depth knowledge of the media and telecommunications industry, as well as executive leadership experience with the management and operations of companies in the entertainment sector. He has extensive experience in television operations, distribution and production, which makes him a valued member of our board. His professional expertise and executive leadership perspective on the operation and management of public companies in the television industry provides our board with valued strategic insights into the industry.

Charles Y. Tanabe

•	Age: 64

•	A director of our company.

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Professional Background: Mr. Tanabe has served as a director of our company since January 2013. He served as an Executive Vice President and the General Counsel of our predecessor, Old LMC (as defined below in “Executive Compensation—Executive Compensation Arrangements”), from May 2007 to December 2012. Mr. Tanabe also served as an Executive Vice President of Liberty Interactive Corporation (together with its predecessors, Liberty Interactive) from January 2007 to December 2012 and as the General Counsel from January 1999 to December 2012. He also served as a Senior Vice President of Liberty Interactive from January 1999 to December 2006 and as the Secretary from April 2001 to December 2007.

•	Other Public Company Directorships: Mr. Tanabe has served as a director of Ascent Capital Group, Inc. since November 2014. He also served as a director of Sirius from January 2013 to May 2013.

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Board Membership Qualifications: Mr. Tanabe brings significant operational and legal experience based on his senior positions with Old LMC and Liberty Interactive. He provides our board with executive leadership perspective on the legal operations and management of large public companies in the media and entertainment industry and risk management policies. Mr. Tanabe also provides our board with an in-depth knowledge of our corporate history and the corporate history of our predecessor, Old LMC.

Vote and Recommendation
A plurality of the affirmative votes of the outstanding shares of our common stock that are entitled to vote at the annual meeting and are voted in person or by proxy, voting together as a single class, is required to elect each of Messrs. Maffei and Azoff and Ms. Lyne as Class III members of our board of directors.
Our board of directors unanimously recommends a vote “FOR” the election of each nominee to our board of directors.
PROPOSAL 2—THE AUDITORS RATIFICATION PROPOSAL
We are asking our stockholders to ratify the selection of KPMG as our independent auditors for the fiscal year ending December 31, 2016.
Even if the selection of KPMG is ratified, the audit committee of our board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be advisable. In the event our stockholders fail to ratify the selection of KPMG, our audit committee will consider it as a direction to select other auditors for the year ending December 31, 2016.
A representative of KPMG is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.
Audit Fees and All Other Fees
The following table presents fees for professional audit services rendered by KPMG and its international affiliates for the audit of our consolidated financial statements for 2015 and 2014 and the separate financial statements of two of our subsidiaries, and fees billed for other services rendered by KPMG.

	2015	2014
Audit fees(1)	$1,492,600	$1,273,039
Audit related fees(2)	—	591,210
Audit and audit related fees	1,492,600	1,864,249
Tax fees(3)	74,795	124,625
Total fees	$1,567,395	$1,988,874

(1)
Audit fees include fees for the audit and quarterly reviews of our 2015 and 2014 consolidated financial statements and the audit of the 2015 consolidated financial statements of one of our subsidiaries and the 2014 consolidated financial statements of two of our subsidiaries.

(2)	Audit related fees include fees billed in the respective periods for due diligence and for professional consultations with respect to accounting issues affecting our financial statements.

(3)	Consists of tax compliance fees.
Our audit committee has considered whether the provision of services by KPMG to our company other than auditing is compatible with KPMG maintaining its independence and believes that the provision of such other services is compatible with KPMG maintaining its independence.
Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
Our audit committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide the following services (all of which are collectively referred to as pre-approved services):

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audit services as specified in the policy, including (i) financial audits of our company and our subsidiaries, (ii) services associated with registration statements, periodic reports and other documents filed or issued in connection with securities offerings (including comfort letters and consents), (iii) attestations of management reports on our internal controls and (iv) consultations with management as to accounting or disclosure treatment of transactions;

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audit related services as specified in the policy, including (i) due diligence services, (ii) financial statement audits of employee benefit plans, (iii) consultations with management as to the accounting or disclosure treatment of transactions, (iv) attest services not required by statute or regulation, (v) certain audits incremental to the audit of our consolidated financial statements, (vi) closing balance sheet audits related to dispositions, and (vii) general assistance with implementation of the requirements of certain SEC rules or listing standards; and

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tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence and advice regarding mergers and acquisitions.

Notwithstanding the foregoing general pre-approval, if an individual project involving the provision of pre-approved services is expected to result in fees in excess of $100,000, or if individual projects under $100,000 are expected to total $500,000 during the period between the regularly scheduled meetings of the audit committee, then such projects will require the specific pre-approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to the chairman of the audit committee, subject to his subsequent disclosure to the entire audit committee of the granting of any such approval. Robert S. Wiesenthal currently serves as the chairman of our audit committee. In addition, the independent auditor is required to provide a report at each regularly scheduled audit committee meeting on all pre-approved services incurred during the preceding quarter. Any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee.
Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.
Vote and Recommendation
The affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class, is required to approve the auditors ratification proposal.
Our board of directors unanimously recommends a vote “FOR” the auditors ratification proposal.
PROPOSAL 3—THE SAY-ON-PAY PROPOSAL
We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as described below in accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act). This advisory vote is often referred to as a say-on-pay vote and allows our stockholders to express their views on the overall compensation paid to our named executive officers. At the 2013 annual meeting of stockholders, our stockholders elected to hold a say-on-pay vote every three years, rather than every two years or every year, which is often referred to as a say-on-frequency vote, until the next required say-on-frequency vote. Accordingly, the next required say-on-pay and say-on-frequency votes will occur at the 2019 annual meeting of stockholders. Our company values the views of our stockholders and is committed to the efficiency and effectiveness of our company’s executive compensation program.
We are seeking stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with applicable SEC rules. This proxy statement includes the disclosures under “Compensation Discussion and Analysis,” the compensation tables, including all related footnotes, and any additional narrative discussion of compensation included herein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices with respect to their compensation, each as described in this proxy statement. Stockholders are encouraged to read the “Compensation Discussion and Analysis” section of this proxy statement, which provides an overview of our company’s executive compensation policies and procedures, and how they operate and are designed to achieve the performance objectives of our company and of each of our named executive officers individually.
In accordance with Section 14A of the Exchange Act, and Rule 14a-21(a) promulgated thereunder, and as a matter of good corporate governance, our board of directors is asking stockholders to approve the following advisory resolution at the 2016 annual meeting of stockholders:
“RESOLVED, that the stockholders of Starz hereby approve, on an advisory basis, the compensation paid to our company’s named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion.”

Advisory Vote
Although this vote is advisory and non-binding on our board and our company, our board and the compensation committee, which are responsible for designing and administering our company’s executive compensation program, value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation policies and decisions for named executive officers.
Vote and Recommendation
This advisory resolution, which we refer to as the say-on-pay proposal, will be considered approved if it receives the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.
Our board of directors unanimously recommends a vote “FOR” the approval of the say-on-pay proposal.

PROPOSAL 4—THE INCENTIVE PLAN PROPOSAL
The following is a description of the material provisions of the Starz 2016 Omnibus Incentive Plan (the incentive plan). The summary that follows is not intended to be complete, and we refer you to the copy of the incentive plan set forth as Annex A to this proxy statement for a complete statement of its terms and provisions.
In the event that the incentive plan proposal is approved, the incentive plan will replace the Starz 2011 Incentive Plan (Amended and Restated October 15, 2013) (2011 employee plan) and the Starz 2011 Nonemployee Director Incentive Plan (Amended and Restated October 15, 2013) (collectively with the 2011 employee plan, 2011 plans), effective as of the date of such approval, whereupon no further awards will be made from either of the 2011 plans.
Key Features of the Incentive Plan

•No New Shares Allocated. The maximum number of shares of our common stock with respect to which awards may be granted under the incentive plan is equal to the number of shares of common stock remaining under the 2011 plans as of the date of the 2016 annual meeting of stockholders, together with shares carried forward from the 2011 plans from awards that subsequently expire, terminate, or are cancelled or annulled, subject to anti-dilution and other adjustment provisions of the incentive plan.
•No Discounted Options or SARs. Stock options and SARs may not be granted with an exercise price below fair market value on the date of grant.
•Dividend Equivalents. Only an award of restricted stock units may include dividend equivalents. With respect to performance-based awards, dividend equivalents may be paid only to the extent the underlying award is actually paid.
•Limited Terms for Options and SARs. The term for stock options and SARs granted under the incentive plan is limited to 10 years.
•No Tax Gross-Ups. Holders do not receive tax gross-ups under the incentive plan.
•Award Limitations. In any calendar year no employee may be granted awards relating to more than 7,627,000 shares of our common stock or cash awards in excess of $10,000,000, and no non-employee director may be granted awards having a value in excess of $500,000.
•No Repricing and Reload Features. Repricing underwater options or SARs, and “reload” features in options or SARs, are expressly prohibited.
•Minimum Vesting. Option or SAR awards to employees have a minimum vesting requirement of one year (although up to 5% of total shares authorized under the incentive plan may be granted without regard to this constraint).

•No Transferability. Awards are not transferable except by will, laws of descent and distribution or pursuant to a domestic relations order, unless otherwise provided for in an award agreement.
Starz 2016 Omnibus Incentive Plan

Our board determined to adopt the incentive plan, in part, because the 2011 plans provide that no new awards may be granted thereunder on or after September 23, 2016, the fifth anniversary of the 2011 plans’ respective effective date. Because a substantial number of shares remain available for grant under each of the 2011 plans, our board determined to combine the available number of shares under the 2011 plans and use such aggregate number of shares as the maximum available for grant under the incentive plan. Accordingly, the adoption of the incentive plan will not result in any increase in the aggregate number of shares of our common stock available to be granted as equity awards. As of April 15, 2016, 10,084,271 shares would be available for grant under the incentive plan. Assuming the incentive plan is approved by stockholders, the actual number of shares available for grant under the incentive plan will reflect any change based on grants, forfeitures or other adjustments to the shares available under the 2011 plans as of the date of the annual meeting of stockholders.

The incentive plan is structured as an omnibus plan under which awards may be made to our company’s officers, employees, independent contractors and nonemployee directors. Upon adoption of the incentive plan, our board determined to cease making any further grants under the 2011 plans. A summary of certain terms of the incentive plan is set forth below.

The incentive plan is administered by the compensation committee of our board with regard to all awards granted under the incentive plan (other than awards granted to the nonemployee directors), and the compensation committee has full power and authority to determine the terms and conditions of such awards. The incentive plan is administered by the full board with regard to all awards granted under the incentive plan to nonemployee directors, and the full board has full power and authority to determine the terms and conditions of such awards. The incentive plan is designed to provide additional remuneration to eligible employees, nonemployee directors and independent contractors for services to our company and to encourage their investment in our capital stock, thereby increasing their proprietary interest in our business, encouraging them to remain in the employ or service of our company or its subsidiaries, and increasing their personal interest in the continued success and progress of our company and its subsidiaries. The incentive plan is also intended to (1) attract persons of exceptional ability to become officers and employees of our company and its subsidiaries, and (2) induce nonemployee directors and independent contractors to provide services to our company and its subsidiaries. Employees (including officers and directors) of, and nonemployee directors and independent contractors providing services to, our company or any of our subsidiaries will be eligible to participate and may be granted awards under the incentive plan. Awards may be made to any such employee, nonemployee director or independent contractor who holds or has held awards under the incentive plan or under any other plan of our company or any of our affiliates. The number of individuals who will receive awards under the incentive plan will vary from year to year and will depend on various factors, such as the number of promotions and our hiring needs during the year, and whether employees, nonemployee directors or independent contractors of our subsidiaries are granted awards. Therefore, we cannot predict the number of future award recipients.

Non-qualified stock options, stock appreciation rights (SARs), restricted shares, restricted stock units, cash awards, performance awards or any combination of the foregoing (as used in this description of the incentive plan, collectively, awards) may be granted under the incentive plan. As of April 15, 2016, the maximum number of shares of our common stock with respect to which awards would be available for grant under the incentive plan is an aggregate of 10,084,271 shares (plus any shares of our common stock subject to currently outstanding awards that become available again under the 2011 plans), subject to anti-dilution and other adjustment provisions of the incentive plan. With limited exceptions, no employee will be granted in any calendar year awards under the incentive plan covering more than 7,627,000 shares of our common stock, subject to anti-dilution and other adjustment provisions of the incentive plan. In addition, no employee may receive payment for cash awards during any calendar year aggregating in excess of $10 million. No nonemployee director may receive awards during any calendar year valued in excess of $500,000 on the date of grant.

Shares of our common stock issuable pursuant to awards made under the incentive plan will be made available from either authorized but unissued shares of our common stock or shares of our common stock that we have issued but reacquired, including shares purchased in the open market. Shares of our common stock that are subject to (i) any award granted under the incentive plan or the 2011 plans that expires, terminates or is cancelled or annulled for any reason without having been exercised, (ii) any award of any SARs granted under the incentive plan the terms of which provide for settlement in cash, and (iii) any award of restricted shares or restricted stock units granted under the incentive plan or the 2011 plans that shall be forfeited prior to becoming vested, will once again be available for issuance under the incentive plan. Shares of our common stock that are (i) not issued or delivered as a result of the net settlement of an outstanding option or SAR, (ii) used to pay the purchase price or withholding taxes relating to an outstanding award, or (iii) repurchased in the open market with the proceeds of an option purchase price will not be again made available for issuance under the incentive plan.

Subject to the provisions of the incentive plan, the compensation committee will be authorized to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the incentive plan and to take such other action in connection with or in relation to the incentive plan as it deems necessary or advisable.

Unless otherwise determined by the compensation committee and expressly provided for in an agreement, awards are not transferrable except pursuant to a qualified domestic relations order or after the holder’s death by will or by the applicable laws of descent and distribution.

Stock Options. Non-qualified stock options awarded under the incentive plan will entitle the holder to purchase a specified number of shares of a series of our common stock at a specified exercise price subject to the terms and conditions of the applicable option grant. The exercise price of an option awarded under the incentive plan may be no less than the fair market value of the shares of the applicable series of our common stock as of the day the option is granted. The term of an option may not exceed ten years. The compensation committee will determine, and each individual award agreement will provide, (1) the series and number of shares of our common stock subject to the option, (2) the per share exercise price, (3) whether that price is payable in cash, by check, by promissory note, in whole shares of any series of our common stock, by the withholding of shares of our common stock issuable upon exercise of the option, by cashless exercise, or any combination of the foregoing, (4) other terms and conditions of exercise, (5) restrictions on transfer of the option and (6) other provisions not inconsistent with the incentive plan. Dividend equivalents will not be paid with respect to any stock options.

Stock Appreciation Rights. A SAR awarded under the incentive plan entitles the recipient to receive a payment in stock or cash equal to the excess of the fair market value (on the day the SAR is exercised) of a share of the applicable series of our common stock with respect to which the SAR was granted over the base price specified in the grant. A SAR may be granted to an option holder with respect to all or a portion of the shares of our common stock subject to a related stock option (a tandem SAR) or granted separately to an eligible employee, nonemployee director or independent contractor (a free standing SAR). Tandem SARs are exercisable only at the time and to the extent that the related stock option is exercisable. Upon the exercise or termination of the related stock option, the related tandem SAR will be automatically cancelled to the extent of the number of shares of our common stock with respect to which the related stock option was so exercised or terminated. The base price of a tandem SAR is equal to the exercise price of the related stock option. Free standing SARs are exercisable at the time and upon the terms and conditions provided in the relevant award agreement. The term of a free standing SAR may not exceed ten years. The base price of a free standing SAR may be no less than the fair market value of a share of the applicable series of our common stock as of the day the SAR is granted. Dividend equivalents will not be paid with respect to any SARs.

Restricted Shares and Restricted Stock Units. Restricted shares are shares of our common stock that become vested and may be transferred upon completion of the restriction period. The compensation committee will determine, and each individual award agreement will provide, (1) the price, if any, to be paid by the recipient of the restricted shares, (2) whether dividends or distributions paid with respect to restricted shares will be retained by us during the restriction period (retained distributions), (3) whether the holder of the restricted shares may be paid a cash amount any time after the shares become vested, (4) the vesting date or vesting dates (or basis of determining the same) for the award and (5) other terms and conditions of the award. The holder of an award of restricted shares, as the registered owner of such shares, may vote the shares.

A restricted stock unit is a unit evidencing the right to receive, in specified circumstances, one share of the specified series of our common stock, or its cash equivalent, subject to a restriction period or forfeiture conditions. The compensation committee will be authorized to award restricted stock units based upon the fair market value of shares of any series of our common stock under the incentive plan. The compensation committee will determine, and each individual award agreement will provide, the terms, conditions, restrictions, vesting requirements and payment rules for awards of restricted stock units, including whether the holder will be entitled to dividend equivalent payments with respect to the restricted stock units. Restricted stock units will be issued at the beginning of the restriction period and holders will not be entitled to shares of our common stock covered by restricted stock unit awards until such shares are issued to the holder at the end of the restriction period. Awards of restricted stock units or the common stock covered thereunder may not be transferred, assigned or encumbered prior to the date on which such shares are issued or as provided in the relevant award agreement.

Upon the applicable vesting date, all or the applicable portion of restricted shares or restricted stock units will vest, any retained distributions or unpaid dividend equivalents with respect to the restricted shares or restricted stock units will vest to the extent that the awards related thereto have vested, and any cash amount to be received by the holder with respect to the restricted shares or restricted stock units will become payable, all in accordance with the terms of the individual award agreement. The compensation committee may permit a holder to elect to defer delivery of any restricted shares or restricted stock units that become vested and any related cash payments, retained distributions or dividend equivalents, provided that such deferral elections are made in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the Code).

Cash Awards. The compensation committee will also be authorized to provide for the grant of cash awards under the incentive plan. A cash award is a bonus paid in cash that may be based upon the attainment of one or more performance goals over a performance period established by the compensation committee. The terms, conditions and limitations applicable to any cash awards will be determined by the compensation committee.

Performance Awards. At the discretion of the compensation committee any of the above-described awards may be designated as a performance award. All cash awards shall be designated as performance awards. Performance awards are contingent upon performance measures applicable to a particular period, as established by the compensation committee and set forth in individual agreements, based upon any one or more of the following business criteria:

•	increased revenue;

•	net income measures (including income after capital costs and income before or after taxes); stock price measures (including growth measures and total stockholder return);

•	price per share of our common stock; market share; earnings per share (actual or targeted growth);

•	earnings before interest, taxes, depreciation and amortization (EBITDA);

•	operating income before depreciation and amortization (OIBDA);

•	operating income before depreciation, amortization and stock compensation expense (Adjusted OIBDA);

•	economic value added (or an equivalent metric);

•	market value added;

•	debt to equity ratio;

•	cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities);

•	return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

•	operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency);

•	expense measures (including overhead cost and general and administrative expense);

•	margins;

•	stockholder value;

•	total stockholder return;

•	proceeds from dispositions;

•	total market value; and

•	corporate values measures (including ethics compliance, environmental and safety).

Performance measures may apply to the award recipient, to one or more business units, divisions, subsidiaries or affiliates of our company or an applicable sector of our company, or to our company as a whole. Goals may also be based on performance relative to a peer group of companies. If the compensation committee intends for the performance award to be granted and administered in a manner that preserves the deductibility of the compensation resulting from such award in accordance with Section 162(m) of the Code, the applicable performance goals must be established (1) no later than 90 days after the commencement of the period of service to which the performance goals relate and (2) prior to the completion of 25% of such period of service. The compensation committee will have no discretion to modify or waive such performance goals to increase the amount of compensation payable that would otherwise be due upon attainment of the goal, unless the applicable award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant agreement provides for such discretion. Section 162(m) of the Code generally disallows deductions for compensation in excess of $1 million for some executive officers unless the awards meet the requirements for being performance-based.

Awards Generally. Awards under the incentive plan may be granted either individually, in tandem or in combination with each other. Where applicable, the securities underlying, or relating to, awards granted under the incentive plan may be shares of our Series A common stock and our Series B common stock, as provided in the relevant grant. On April 27, 2016, the closing price of our Series A common stock and Series B common stock was $25.13 and $24.94, respectively. Awards may be made in cash. Under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the incentive plan), options and SARs will become immediately exercisable, and the restrictions on restricted shares and restricted stock units will lapse, unless individual agreements state otherwise or the committee determines otherwise in its discretion in connection with an approved transaction based on the assumption of the award or provision of an equivalent award in connection with such transaction. At the time an award is granted, the compensation committee will determine, and the relevant agreement will provide for, any vesting or early termination, upon a holder’s termination of employment with our company, of any unvested options, SARs, restricted stock units or restricted shares and the period during which any vested options and SARs must be exercised. Unless otherwise provided in the relevant agreement, (1) no option or SAR may be exercised after its scheduled expiration date (however, if the term of an option or SAR expires when trading in our common stock is prohibited by law or our company’s insider trading policy, then the term of such option or SAR shall expire on the 30th day after the expiration of such prohibition), (2) if the holder’s service terminates by reason of death or disability (as defined in the incentive plan), his or her options or SARs shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date) and (3) any termination of the holder’s service for “cause” (as defined in the incentive plan) will result in the immediate termination of all options and SARs and the forfeiture of all rights to any restricted shares, restricted stock units, retained distributions, unpaid dividend equivalents and related cash amounts held by such terminated holder. If a holder’s service terminates due to death or disability, options and SARs will become immediately exercisable, and the restrictions on restricted shares and restricted stock units will lapse and become fully vested, unless individual agreements state otherwise.

Adjustments. The number and kind of shares of our common stock that may be awarded or otherwise made subject to awards under the incentive plan, the number and kind of shares of our common stock covered by outstanding awards and the purchase or exercise price and any relevant appreciation base with respect to any of the foregoing will be subject to appropriate adjustment as the compensation committee deems equitable, in its sole discretion, in the event (1) we subdivide the outstanding shares of any series of our common stock into a greater number of shares of such series of common stock, (2) we combine the outstanding shares of any series of our common stock into a smaller number of shares of such series of common stock or (3) there is a stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, stock redemption, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase any series of our common stock, or any other similar corporate event (including mergers or consolidations, other than approved transactions (as defined in the incentive plan) for which other provisions are made pursuant to the incentive plan). In addition, in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the compensation committee has the discretion to (i) provide, prior to the transaction, for the acceleration of vesting and exercisability, or lapse of restrictions, with respect to the awards, or in the case of a cash merger, termination of unexercised awards, or (ii) cancel such awards and deliver cash to holders based on the fair market value of such awards as determined by the compensation committee, in a manner that is in compliance with the requirements of Section 409A of the Code.

Prohibition on Repricing of Awards. Except for any adjustment as described above, the compensation committee will not, without first obtaining approval by the majority of stockholders of our company, (1) decrease the purchase price of an option or SAR after the date of grant, (2) accept for surrender any outstanding option or SAR previously granted as consideration for the grant of a new award, (3) repurchase from option or SAR holders whether for cash or any other consideration any outstanding options or SARs that have an purchase price per share higher than the then current fair market value of a share of common stock or (4) grant any option or SAR that contains a “reload” feature, under which additional options, SARS or other awards are granted automatically to the holder upon the exercise of the original option or SAR.

Minimum Vesting Requirement. All awards in the form of options or SARs to employees will have a minimum vesting period of one year from the date of their grant (although awards in the form of options or SARs to employees of up to five percent of the shares of our common stock authorized for grant pursuant to the incentive plan may have a vesting of less than one year).

Amendment and Termination. The incentive plan will terminate on the fifth anniversary of the plan’s effective date (which will be the date of the 2016 annual meeting of stockholders if the incentive plan is approved) unless earlier terminated by the compensation committee. The compensation committee may suspend, discontinue, modify or amend the incentive plan at any time prior to its termination, except that outstanding awards may not be amended to reduce the purchase or base price of outstanding options or SARs. However, before an amendment may be made that would adversely affect a participant who has already been granted an award, the participant’s consent must be obtained, unless the change is necessary to comply with Section 409A of the Code.

U.S. Federal Income Tax Consequences of Awards Granted under the Incentive Plan

Consequences to Participants

The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to awards granted under the incentive plan and with respect to the sale of any shares of our common stock acquired under the incentive plan. This general summary does not purport to be complete, does not describe any state, local or non-U.S. tax consequences, and does not address issues related to the tax circumstances of any particular recipient of an award under the incentive plan.

Non-Qualified Stock Options; SARs. Holders will not realize taxable income upon the grant of a non-qualified stock option or a SAR. Upon the exercise of a non-qualified stock option or a SAR, the holder will recognize ordinary income (subject to withholding, if applicable) in an amount equal to the excess of (1) the fair market value on the date of exercise of the shares received over (2) the exercise price or base price (if any) he or she paid for the shares. The holder will generally have a tax basis in any shares of our common stock received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a non-qualified stock option, that equals the fair market value of such shares on the date of exercise. The disposition of the shares of our common stock acquired upon exercise of a non-qualified stock option will ordinarily result in capital gain or loss. We are entitled to a deduction in an amount equal to the income recognized by the holder upon the exercise of a non-qualified stock option or SAR.

Cash Awards; Restricted Stock Units; Restricted Shares. A holder will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time such cash is otherwise made available for the holder to draw upon it, and we will have a corresponding deduction for federal income tax purposes, subject to certain limits on deductibility discussed below. A holder will not have taxable income upon the grant of a restricted stock unit but rather will generally recognize ordinary compensation income at the time the award is settled in an amount equal to the fair market value of the shares received, at which time we will have a corresponding deduction for federal income tax purposes, subject to certain limits on deductibility discussed below.

Generally, a holder will not recognize taxable income upon the grant of restricted shares, and we will not be entitled to any federal income tax deduction upon the grant of such award. The value of the restricted shares will generally be taxable to the holder as compensation income in the year or years in which the restrictions on the shares of common stock lapse. Such value will equal the fair market value of the shares on the date or dates the restrictions terminate. A holder, however, may elect pursuant to Section 83(b) of the Code to treat the fair market value of the shares subject to the restricted share award on the date of such grant as compensation income in the year of the grant of the restricted share award. The holder must make such an election pursuant to Section 83(b) of the Code within 30 days after the date of grant. If such an election is made and the holder later forfeits the restricted shares to us, the holder will not be allowed to deduct, at a later date, the amount such holder had earlier included as compensation income. In any case, we will receive a deduction for federal income tax purposes corresponding in amount to the amount of compensation included in the holder’s income in the year in which that amount is so included, subject to certain limits on deductibility discussed below.

A holder who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the holder recognizes income under the rules described above with respect to the cash or the shares of our common stock received pursuant to awards. Dividend equivalents that are received by a holder prior to the time that the restricted shares are taxed to the holder under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a holder in the shares of our common stock received will equal the amount recognized by the holder as compensation income under the rules described in the preceding paragraph, and the holder’s holding period in such shares will commence on the date income is so recognized.

Certain Tax Code Limitations on Deductibility. In order for us to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability to obtain a deduction for awards under the incentive plan could also be limited by Section 280G of the Code, which provides that certain excess parachute payments made in connection with a change in control of an employer are not deductible. The ability to obtain a deduction for amounts paid under the incentive plan could also be affected by Section 162(m) of the Code, which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees to $1 million during any taxable year. However, certain exceptions apply to this limitation in the case of qualified performance-based compensation. In certain cases, we may determine it is in our interests to not satisfy the requirements for the qualified performance-based exception.

Code Section 409A. Section 409A of the Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (1) the timing of payment, (2) the advance election of deferrals, and (3) restrictions on the acceleration of payment. Failure to comply with Section 409A of the Code may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on such deferred amounts included in the participant’s income. We intend to structure awards under the incentive plan in a manner that is designed to be exempt from or comply with Section 409A of the Code.

New Plan Benefits
Due to the nature of the incentive plan and the discretionary authority afforded the compensation committee in connection with the administration thereof, we cannot determine or predict the value, number or type of awards to be granted pursuant to the incentive plan.
Prior to the date of this proxy statement, we have not granted any awards under the incentive plan with respect to shares of our common stock. As of April 15, 2016, 10,084,271 shares would be available for grant under the incentive plan. The actual number of shares available for grant under the incentive plan will reflect any change based on grants, forfeitures or other adjustments to the shares available under the 2011 plans as of the date of the annual meeting of stockholders.
Vote and Recommendation
The affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class, is required to approve the incentive plan proposal.
        Our board of directors unanimously recommends a vote “FOR” the approval of the incentive plan proposal.

MANAGEMENT AND GOVERNANCE MATTERS
Executive Officers
The following lists the executive officers of our company (other than Christopher P. Albrecht, our Chief Executive Officer, who also serves as a director of our company and who is listed under “Proposals of Our Board—Proposal 1—The Election of Directors Proposal”), their ages and a description of their business experience, including positions held with our company. All positions referenced in the table below with our company include, where applicable, positions with our predecessors.

Name	Positions
Glenn E. Curtis Age: 56
President of our company since January 2013 and President of our subsidiaries Starz, LLC and Starz Entertainment since February 2012. Executive Vice President of Starz, LLC from August 2006 to February 2012, Chief Financial Officer of Starz, LLC from August 2006 to June 2012, Chief Financial Officer of Starz Entertainment from August 2006 to June 2012 and Executive Vice President of Starz Entertainment from August 2006 to February 2012.

Jeffrey A. Hirsch Age: 44
President of Global Marketing & Product Planning of our subsidiary Starz Entertainment since July 2015. Executive Vice President of Time Warner Cable Inc. from January 2015 to April 15, 2015, where he had also served as its Executive Vice President/Chief Marketing and Sales Officer from January 2013 to December 2014, Executive Vice President/Chief Marketing and Customer Care Officer from July 2011 to December 2012, Executive In Residence Corporate from October 2010 to July 2011 and President New York City Region from February 2008 to October 2010.

Scott D. Macdonald Age: 54
Chief Financial Officer, Executive Vice President and Treasurer of our company since January 2013 and of our subsidiaries Starz, LLC and Starz Entertainment since June 2012. Executive Vice President of Finance and Accounting and Treasurer of Starz, LLC and Starz Entertainment from June 2008 to June 2012. Senior Vice President, Finance and Accounting, Controller of our subsidiary Starz Media, LLC (Starz Media) from October 2006 to June 2008.

Michael J. Thornton Age: 52
Chief Revenue Officer and Executive Vice President of Starz Entertainment and Starz Media since August 2013. Executive Vice President of Acquisitions, Business Affairs and Legal of Starz Entertainment and Starz Media from November 2012 to August 2013. Executive Vice President of Business & Legal Affairs of Starz Entertainment and Starz Media from June 2011 to November 2012. Executive Vice President, Business & Legal Affairs of Disney/ABC Domestic Television from 2005 to June 2011.

David I. Weil Age: 66	Executive Vice President and General Counsel of our company since June 2014. Chief Executive Officer of Anschutz Film Group, LLC (Walden Media/Bristol Bay Productions) from April 2004 to January 2014.
Carmi D. Zlotnik Age: 56	Managing Director of Starz Entertainment and Starz Media since February 2012, and Executive Vice President and Managing Director of Starz Media from May 2010 to February 2012.
Our executive officers will serve in such capacities until the next annual meeting of our board of directors, or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of our executive officers or directors, by blood, marriage or adoption.
During the past ten years, none of the above persons has had any involvement in such legal proceedings as would be material to an evaluation of his ability or integrity.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.
During the year ended December 31, 2015, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten-percent beneficial owners were met.

Code of Ethics
We have adopted a code of ethics that applies to all of our employees, directors and officers, which constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act. Our code of ethics is available on our website at www.starz.com.
Director Independence
It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with us. To assist our board of directors in determining which of our directors qualify as independent for purposes of Nasdaq rules as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board of directors follows the Corporate Governance Rules of The Nasdaq Stock Market on the criteria for director independence.
Our board of directors has determined that each of Irving L. Azoff, Andrew T. Heller, Susan M. Lyne, Jeffrey F. Sagansky and Robert S. Wiesenthal qualifies as an independent director of our company.
Board Composition
As described above under “Proposals of Our Board—Proposal 1—The Election of Directors Proposal,” our board is comprised of directors with a broad range of backgrounds and skill sets, including in media and telecommunications, investment banking, legal practice and music entertainment. Our board is also chronologically diverse with our members’ ages spanning three decades. For more information on our policies with respect to board candidates, see “—Committees of the Board of Directors—Nominating and Corporate Governance Committee” below.
Board Leadership Structure
Our board has separated the positions of Chairman of the Board and Chief Executive Officer (principal executive officer). Gregory B. Maffei holds the position of Chairman, leads our board and board meetings and provides strategic guidance to our Chief Executive Officer. Christopher P. Albrecht holds the position of Chief Executive Officer, leads our management team and is responsible for driving the performance of our company. We believe this division of responsibility effectively assists our board in fulfilling its duties.
Board Role in Risk Oversight
The board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant board committees. Our audit committee oversees management of financial risks and risks relating to potential conflicts of interest. Our compensation committee is responsible for overseeing the management of risks relating to the compensation arrangements of our senior executives, and our nominating and corporate governance committee manages risks associated with the independence of the board. These committees then provide reports periodically to the full board. The oversight responsibility of the board and its committees is enabled by management reporting processes that are designed to provide visibility to the board about the identification, assessment, and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, legal and compliance, and other risks. Our management reporting processes include regular reports from our Chief Executive Officer, which are prepared with input from our senior management team and our internal auditors.
Committees of the Board of Directors
Executive Committee
Our board of directors has established an executive committee, whose members are Gregory B. Maffei and Christopher P. Albrecht. Except as specifically prohibited by the General Corporation Law of the State of Delaware, the executive committee may exercise all the powers and authority of our board of directors in the management of our business and affairs, including the power and authority to authorize the issuance of shares of our capital stock.
Compensation Committee
Our board of directors has established a compensation committee, whose chairman is Susan M. Lyne and whose other members are Jeffrey F. Sagansky and Robert S. Wiesenthal. See “—Director Independence” above.

The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer. The compensation committee also reviews and approves the compensation of all officers of our company at the level of executive vice president or above, including our Chief Executive Officer, persons deemed to be Section 16 “officers” (as defined in Rule 16a-1(f) under the Exchange Act) and such other persons as the compensation committee may determine from time to time. For a description of our processes and policies for consideration and determination of executive compensation and nonemployee director compensation, including the role of our Chief Executive Officer and outside consultants in determining or recommending amounts and/or forms of compensation, see “Executive Compensation—Compensation Discussion and Analysis” and “Director Compensation—Nonemployee Directors.”
Our board of directors has adopted a written charter for the compensation committee, which is available on our website at www.starz.com.
Compensation Committee Report
The compensation committee has reviewed and discussed with our management the “Compensation Discussion and Analysis” included under “Executive Compensation” below. Based on such review and discussions, the compensation committee recommended to our board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

Submitted by the Members of the Compensation Committee
Susan M. Lyne Jeffrey F. Sagansky Robert S. Wiesenthal
Compensation Committee Interlocks and Insider Participation
No member of our compensation committee is or has been an officer or employee of our company, or has engaged in any related party transaction in which our company was a participant.
Nominating and Corporate Governance Committee
Our board of directors has established a nominating and corporate governance committee whose chairman is Andrew T. Heller and whose other members are Irving L. Azoff and Susan M. Lyne. See “—Director Independence” above.
The nominating and corporate governance committee identifies individuals qualified to become board members consistent with criteria established or approved by our board of directors from time to time, identifies director nominees for upcoming annual meetings, develops corporate governance guidelines applicable to our company and oversees the evaluation of our board and management.
The nominating and corporate governance committee will consider candidates for director recommended by any stockholder provided that such nominations are properly submitted. Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Corporate Secretary, Starz, 8900 Liberty Circle, Englewood, Colorado 80112. Stockholder recommendations must be made in accordance with our bylaws, as discussed under “Stockholder Proposals” below, and contain the following information:

•
the name and address of the proposing stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and documentation indicating the number of shares of our common stock owned beneficially and of record by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

•
the candidate’s name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate’s qualifications, as described below;

•
a statement detailing any relationship, arrangement or understanding between the proposing stockholder and/or beneficial owner and any other person(s) (including their names) under which the proposing stockholder is making the nomination;

•	a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board of directors;

•	any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

•	a representation as to whether the proposing stockholder intends (or is part of a group that intends) to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

•
a representation that the proposing stockholder is a holder of record of our common stock entitled to vote at the annual stockholders meeting and intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election;

•	a signed consent of the candidate to be named in the proxy statement and to serve as a director, if nominated and elected;

•
a representation as to whether the proposing stockholder has received any financial assistance, funding or other consideration from any other person regarding the nomination (a Stockholder Associated Person) (including the details of such assistance, funding or consideration); and

•
a representation as to whether and the extent to which any hedging, derivative or other transactions has been entered into with respect to our company within the last six months by, or is in effect with respect to, the proposing stockholder, any person to be nominated by the proposing stockholder or any Stockholder Associated Person, the effect or intent of which transaction is to mitigate loss to or manage risk or benefit of share price changes for, or increase or decrease the voting power of, the proposing stockholder, its nominee, or any such Stockholder Associated Person.

In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing stockholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.
To be nominated to serve as a director, a nominee need not meet any specific minimum criteria. However, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and should be committed to the long-term interests of our stockholders. When evaluating a potential director nominee, including one recommended by a stockholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:

•	independence from management;

•	his or her unique background, including education, professional experience and relevant skill sets;

•	judgment, skill, integrity and reputation;

•	existing commitments to other businesses as a director, executive or owner;

•	personal conflicts of interest, if any; and

•
the size and composition of the existing board of directors, including whether the potential director nominee would positively impact the composition of the board by bringing a new perspective or viewpoint to the board of directors.

The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The nominating and corporate governance committee does not have a formal policy with respect to diversity; however, our board and the nominating and corporate governance committee believe that it is essential that our board members represent diverse viewpoints.
When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to our board of directors, it may recommend to the full board that candidate’s nomination and election.
Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating and corporate governance committee will consider the director’s past attendance at, and participation in, meetings of the board of directors and its committees and the director’s formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.

The members of our nominating and corporate governance committee have determined that Messrs. Maffei and Azoff and Ms. Lyne, who are nominated for election at the annual meeting, continue to be qualified to serve as directors of our company and such nomination was approved by the entire board of directors.
Our board of directors has adopted a written charter for the nominating and corporate governance committee. Our board of directors has also adopted corporate governance guidelines, which were developed by the nominating and corporate governance committee. The charter and the corporate governance guidelines are available on our website at www.starz.com.
Audit Committee
Our board of directors has established an audit committee, whose chairman is Robert S. Wiesenthal and whose other members are Andrew T. Heller and Jeffrey F. Sagansky. See “—Director Independence” above.
Our board of directors has determined that Mr. Wiesenthal is an “audit committee financial expert” under applicable SEC rules and regulations. The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of our company. The audit committee’s functions include, among other things:

•	appointing or replacing our independent auditors;

•	reviewing and approving in advance the scope and the fees of our annual audit and reviewing the results of our audits with our independent auditors;

•	reviewing and approving in advance the scope and the fees of non-audit services of our independent auditors;

•	reviewing compliance with and the adequacy of our existing significant accounting and financial policies;

•	reviewing our management’s procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices;

•	confirming compliance with applicable SEC and stock exchange rules; and

•	preparing a report for our annual proxy statement.
Our board of directors has adopted a written charter for the audit committee, which is available on our website at www.starz.com.
Audit Committee Report
Each member of the audit committee is an independent director as determined by our board of directors, based on the listing standards of The Nasdaq Stock Market. Each member of the audit committee also satisfies the SEC’s independence requirements for members of audit committees. Mr. Wiesenthal is the company’s “audit committee financial expert” under applicable SEC rules and regulations.
The audit committee reviews our financial reporting process on behalf of our board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Our independent auditor, KPMG, is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. generally accepted accounting principles. Our independent auditor also expresses its opinion as to the effectiveness of our internal control over financial reporting.
Our audit committee has reviewed and discussed with management and KPMG our most recent audited consolidated financial statements, as well as management’s assessment of the effectiveness of our internal control over financial reporting and KPMG’s evaluation of the effectiveness of our internal control over financial reporting. Our audit committee has also discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications With Audit Committees, including that firm’s judgment about the quality of our accounting principles, as applied in our financial reporting.
KPMG has provided our audit committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the audit committee concerning independence, and the audit committee has discussed with KPMG that firm’s independence from the company and its subsidiaries.

Based on the reviews, discussions and other considerations referred to above, our audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, which was filed on February 25, 2016 with the SEC.

Submitted by the Members of the Audit Committee Robert S. Wiesenthal Andrew T. Heller Jeffrey F. Sagansky
Other
Our board of directors, by resolution, may from time to time establish other committees of our board of directors, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of our board of directors, subject to applicable law.
Board Meetings
During 2015, there were 5 meetings of the board of directors, no meetings of its executive committee, 5 meetings of its compensation committee, 1 meeting of its nominating and corporate governance committee and 4 meetings of its audit committee.
Director Attendance at Annual Meetings
Our board of directors encourages all members of the board to attend each annual meeting of our stockholders. Five of the then-members of our board of directors attended our 2015 annual meeting of stockholders.
Stockholder Communication with Directors
Our stockholders may send communications to our board of directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Starz, 8900 Liberty Circle, Englewood, Colorado 80112. All such communications from stockholders will be forwarded to our directors on a timely basis.
Executive Sessions
In 2015, there were 6 meetings of our current independent directors in executive sessions without management participation, which occurred as part of meetings of the board of directors or its committees.
Any interested party who has a concern regarding any matter that it wishes to have addressed by our independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to Independent Directors of Starz, c/o Starz, 8900 Liberty Circle, Englewood, Colorado 80112. The current independent directors of our company are Irving L. Azoff, Andrew T. Heller, Susan M. Lyne, Jeffrey F. Sagansky and Robert S. Wiesenthal.
EXECUTIVE COMPENSATION
This section sets forth information relating to, and an analysis and discussion of, compensation paid to the following persons (whom we refer to as our named executive officers) who served in the following capacities with Starz (unless otherwise noted), as of December 31, 2015:

•	Christopher P. Albrecht, Chief Executive Officer;

•	Scott D. Macdonald, Chief Financial Officer, Executive Vice President and Treasurer;

•	Glenn E. Curtis, President;

•	Jeffrey A. Hirsch, President, Global Marketing & Product Planning, Starz Entertainment (who joined us in July 2015); and

•	Carmi D. Zlotnik, Managing Director, Starz Entertainment and Starz Media.

Compensation Discussion and Analysis
Overview
The following Compensation Discussion and Analysis contains statements regarding future corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
The Starz compensation committee establishes, implements and regularly monitors adherence to our compensation philosophy for all of our named executive officers, including our Chief Executive Officer. The 2015 compensation packages of Messrs. Albrecht and Hirsch are governed by the terms of their respective employment agreements. See “—Executive Compensation Arrangements—Christopher P. Albrecht” and “—Executive Compensation Arrangements—Jeffrey A. Hirsch” below for more information.
2015 Compensation Highlights
Limited Base Salary Increases. For 2015, Messrs. Macdonald and Zlotnik received base salary increases, each of which were only 3%, while Messrs. Albrecht and Curtis did not receive any salary increases for 2015 or 2014. Mr. Hirsch, who joined our company in 2015, received the base salary provided for in his employment agreement.
2015 Performance-based Bonuses. The 2015 target bonus percentage for each named executive officer (other than Mr. Hirsch) was unchanged from 2014. With respect to our company’s performance, we achieved 97.0% and 97.2%, respectively, of the budgeted revenue and Adjusted OIBDA goals established for 2015, resulting in payments at 92.7% of the named executive officers’ target bonuses. When compared to the performance-based bonuses earned with respect to our company’s 2014 performance, which were earned at the 95.4% level, the 2015 bonuses earned by Messrs. Albrecht and Curtis were lower, while the bonuses earned by Messrs. Macdonald and Zlotnik were higher (due to the changes in their 2015 base salaries). The 2015 performance-based bonuses are described in further detail in “—Elements of 2015 Executive Compensation—2015 Performance-based bonuses” below.
2015 Performance-based Equity Awards. Historically, our annual equity awards had been comprised of 50% time-vested options and 50% time-vested restricted shares. However, our compensation committee determined in December 2014 to change our annual equity award program by reducing the time-vested restricted share component to 25% of the total annual equity award and allocating the remaining 25% to other performance-based equity tied to our performance over a multi-year performance period. When considering this change in our annual equity awards, our compensation committee wished to further align the interests of our executive officers with those of our stockholders and to focus our executives on the long-term performance of our company. In March 2015 (or July 2015 in Mr. Hirsch’s case), our compensation committee awarded our named executive officers (other than Mr. Albrecht) performance-based restricted stock units (the 2015 performance-based RSUs), with vesting subject to achievement of a cumulative Adjusted OIBDA goal during a three-year performance period beginning on January 1, 2015 and ending on December 31, 2017. The 2015 performance-based RSUs are described in further detail in “—Elements of 2015 Executive Compensation—Equity Incentive Compensation” below. The remaining portion of the annual equity awards was granted by our compensation committee to our named executive officers (other than Mr. Albrecht) in December 2015.
Compensation Philosophy
The compensation philosophy adopted by our compensation committee seeks to align the interests of our named executive officers with those of our stockholders, with the ultimate goal of appropriately motivating and rewarding our executives in order to increase our stockholder value. Accordingly, we believe that our compensation packages should assist our company in attracting, retaining and motivating key executives critical to our long-term success. To that end, the compensation packages provided to the named executive officers seek to maintain the appropriate balance among short-term and long-term compensation, cash and equity compensation and performance-based compensation. At our 2013 annual stockholders meeting, stockholders representing 74.2% of the aggregate voting power present and entitled to vote on the say-on-pay proposal approved, on an advisory basis, our executive compensation, as disclosed in the proxy statement for the 2013 annual meeting of stockholders. No material changes were implemented to our executive compensation program as a result of this vote.

Elements of 2015 Executive Compensation
For 2015, the principal components of compensation for the named executive officers were:

•	base salary;

•	a performance-based bonus, payable in cash;

•	a grant of equity incentive awards;

•	deferred compensation arrangements;

•	limited perquisites (including matching contributions to a company-sponsored retirement account and health and welfare benefits); and

•	a discretionary bonus (in limited circumstances).
Base Salary. The base salaries of the named executive officers are reviewed on an annual basis (other than for Messrs. Albrecht and Hirsch, whose salaries are governed by their respective employment agreements), as well as at the time of any change in responsibilities. Typically, after establishing a named executive officer’s base salary, salary increases are limited to adjustments based on an evaluation of such named executive officer’s job performance, any changes in the scope of such named executive officer’s responsibilities, and such named executive officer’s salary level compared to other named executive officers compared to industry for the position. In 2015, the base salary of Mr. Macdonald increased by 3% and the base salary of Mr. Zlotnik increased by 3%, in both cases based upon utilization of compensation survey data identified below. The remaining named executive officers did not receive salary increases in 2015.
2015 Performance-based Bonuses. For 2015, we adopted an annual, performance-based bonus program for our employees, including each of our named executive officers. The program was adopted and approved in 2015 by our compensation committee. Pursuant to the program, each participant was assigned a target annual bonus award equal to a percentage of the employee’s annual base salary which percentage was based on the applicable employee’s position and responsibilities.
The eligibility to receive any bonus award under this program was subject to Starz achieving a minimum percentage of budgeted revenue and Adjusted OIBDA for 2015. For this purpose, we defined (i) revenue as actual revenue less revenue attributable to The Weinstein Company distribution agreement (the Weinstein Agreement) plus the distribution fee attributable to the Weinstein Agreement, and (ii) Adjusted OIBDA as revenue less programming costs, production and acquisition costs, home video cost of sales, operating expenses and selling, general and administrative expenses, but excluding all stock compensation expense. In addition, the revenue and Adjusted OIBDA goals would be subject to adjustment by our compensation committee if we sold all or substantially all of the Starz Animation or Starz Distribution operating segment during 2015 by removing the revenue and Adjusted OIBDA associated with the divested operating segment on a pro rata basis, based on the time remaining in 2015 following the date of the sale. These performance measures were selected by our compensation committee because they were considered to be key measures of our operating performance.
Potential payouts under the program ranged from a threshold payout of 50% of the targeted bonus amount if the actual performance metrics equaled 85% of the annual budgeted amounts to a maximum payout of 200% of the targeted annual bonus amount if the actual performance metrics equaled or exceeded 120% of the annual budgeted amounts. The potential payouts and performance metrics were based on trend information and reports prepared by Towers Watson Delaware Inc. (Towers Watson) comparing our bonus program to bonus programs of industry peers, combined with the Croner/CTHRA 2014 Cable Programmers / Broadcast Networks Compensation Survey described below.
For the year ended December 31, 2015, we achieved actual revenue, as defined, of $1,570.6 million (which was 97.0% of the budgeted amount of $1,619.8 million) and Adjusted OIBDA, as defined, of $461.6 million (which was 97.2% of the budgeted amount of $475.0 million) after adjusting for the sale of Starz Animation in October 2015.
The 2015 performance-based bonus program was payable from an umbrella bonus pool (the Bonus Pool). In 2014, our compensation committee determined that our company’s performance-based bonus programs for each fiscal year following 2014 would be payable from a Bonus Pool, unless and until our compensation committee determines otherwise. The Bonus Pool amount equals 5% of our Adjusted OIBDA, as defined, for each applicable year. The 2015 bonuses to all our employees, including our named executive officers, were paid under the Bonus Pool, and total 2015 bonuses were therefore less than the Bonus Pool in 2015. Our compensation committee has the discretion to reduce the Bonus Pool amount at any time, in its sole discretion, but did not reduce the Bonus Pool for 2015.

Target bonus percentages for the named executive officers (expressed as a percentage of annual base salary) are reviewed on an annual basis (other than for Messrs. Albrecht and Hirsch, whose target bonus percentages are governed by their respective employment agreements), as well as at the time of any change in responsibilities. With respect to the 2015 bonus program, target bonus percentages for Messrs. Albrecht, Macdonald, Curtis, Hirsch and Zlotnik, expressed as a percentage of each named executive’s actual 2015 base salary, were as follows: Mr. Albrecht: 100%, Mr. Macdonald: 70%, Mr. Curtis: 90%, Mr. Hirsch: 70% and Mr. Zlotnik: 50%. The target bonus percentages for each named executive officer (other than Messrs. Albrecht and Hirsch, whose target bonus percentages are governed by their respective employment agreements) remain unchanged from 2014 and were based upon trend information and reports prepared by Towers Watson comparing our bonus program to bonus programs of industry peers, combined with the Croner/CTHRA 2014 Cable Programmers / Broadcast Networks Compensation Survey.
Under the 2015 performance-based bonus program, the compensation committee had discretion to reduce potential payouts by up to 20% once achievement of the corporate performance measures had been determined. In February 2016, our compensation committee reviewed the individual performance of participants and determined to not make any reductions to their potential bonus payouts. This determination was made taking into account a variety of factors including the observations of committee members throughout the year and, with respect to participants other than Mr. Albrecht, the observations and input of Mr. Albrecht. Our compensation committee considered various personal performance measures which had been assigned to each participant for 2015, including the following personal performance measures for the named executive officers:

Individual	Personal Performance Measures
Christopher P. Albrecht
1. Expand portfolio of original programming
2. Extend key affiliation agreements on terms favorable to Starz
3. Explore new distribution opportunities
4. Extend reach of StarzPlay/authenticated products to four new devices in 2015
5. Develop and support international distribution strategy and roll-out, including through sale of original programming to international markets and launch of StrazPlay Arabia
6. Achieve budgeted results and extend revolving credit facility

Scott D. Macdonald
1. Provide effective leadership to company’s financial reporting functions
2. Provide financial analysis on various growth opportunities for the company
3. Refinance the company’s debt and extend the company’s revolving credit facility

Glenn E. Curtis
1. Work with Chief Revenue Officer (the CRO) to extend key affiliation deals
2. Strategize with human resources on key employee retention plans
3. Coordinate and facilitate effort on strategy for operating segments

Jeffrey A. Hirsch
1. Work with CRO, affiliate and other relevant departments to assess and lead the development of strategic growth opportunities
2. Spearhead ideas for potential new products which can be distributed by Starz

Carmi D. Zlotnik	1. Expand portfolio of original programming and explore improvements for its delivery, marketing, broadcasting and distribution 2. Develop succession plan for original programming department

The calculation of the performance-based bonus for each named executive officer is as follows:

Name	Target Bonus	Revenue (as a percentage of Target Payout)	Adjusted OIBDA (as a percentage of Target Payout)	Combined Corporate Performance (as a percentage of Target Payout)	Potential Bonus Payout (based on Corporate Performance)	Total Payout
Christopher P. Albrecht	$1,250,000	46.2%	46.5%	92.7%	$1,158,750	$1,158,750
Scott D. Macdonald	$421,785	46.2%	46.5%	92.7%	$390,995	$390,995
Glenn E. Curtis	$630,000	46.2%	46.5%	92.7%	$584,011	$584,011
Jeffrey A. Hirsch (1)	$189,863	46.2%	46.5%	92.7%	$176,003	$176,003
Carmi D. Zlotnik	$357,842	46.2%	46.5%	92.7%	$331,720	$331,720

(1)	Mr. Hirsch commenced employment with the company effective July 20, 2015, and his bonus is pro-rated based on the base salary he received during 2015.
For more information on these awards, see “—Grants of Plan-Based Awards” below.
Equity Incentive Compensation. Consistent with our compensation philosophy, we seek to align the interests of our named executive officers with those of our stockholders by awarding stock-based incentive compensation. This ensures that our executives have a continuing stake in our long-term consolidated success.
Our incentive plans provide for the grant of a variety of incentive awards, including stock options, restricted shares, restricted stock units, stock appreciation rights, cash awards and performance awards. Our executives are granted stock options and awards of restricted stock in preference to other awards because of our belief that options and restricted shares better promote retention of key employees through the continuing, long-term nature of an equity investment. The value of the equity incentive awards to be granted is determined in consideration of the overall compensation package to be paid to the named executive officer and is approved by the compensation committee of our board of directors.
Stock options are awarded with an exercise price equal to fair market value on the date of grant, measured by reference to the closing sale price on the grant date.
Prior to 2015, annual equity awards to the named executive officers were comprised of 50% time vested options and 50% time vested restricted shares. Beginning in December 2014, our compensation committee determined to change our annual equity award program such that each grantee would instead receive 50% time-vested options, 25% time-vested restricted shares and 25% performance-based restricted stock units to further align the interests of our named executive officers with those of our stockholders. The compensation committee applied these guidelines to our named executive officers in 2015, except that Mr. Albrecht did not receive any equity awards in 2015, since equity awards were granted to him in 2013 at the beginning of the term of his employment agreement. In determining the mix of equity incentives to be awarded to the other named executive officers, our compensation committee sought to achieve the appropriate balance among short-term and long-term compensation, cash and equity compensation and performance-based compensation, each of which is competitive with the peer companies as reported by Towers Watson. For more information regarding these equity incentive grants, please see the “—Grants of Plan-Based Awards” table and the “—Outstanding Equity Awards at Fiscal Year-End” table below.

In March 2015 (or in Mr. Hirsch’s case, July 2015), our compensation committee awarded our named executive officers (other than Mr. Albrecht) 2015 performance-based RSUs that will vest based upon the actual, cumulative Adjusted OIBDA achieved by our company during a three year performance period beginning on January 1, 2015 and ending on December 31, 2017 (the three year performance period), compared to a target cumulative Adjusted OIBDA of $1,523.8 million to be achieved during the three year performance period specified by our compensation committee in March 2015. The 2015 performance-based RSUs evidence the right to receive one share of our Series A common stock. Potential vesting of the 2015 performance-based RSUs ranges from a threshold of 50% of the target award if our company’s actual three-year cumulative Adjusted OIBDA equals 90% of the targeted amount, to a maximum of 200% of the target award if our company’s actual three-year cumulative Adjusted OIBDA equals or exceeds 120% of the targeted amount. Results between threshold, target and maximum will be interpolated on a straight line basis.

In December, 2015, our compensation committee awarded our named executive officers (other than Mr. Albrecht) the remaining portion of their annual equity awards, which were comprised of time-vested stock options and time-vested restricted shares. These awards of options and restricted shares each vest in four equal annual installments beginning on December 15, 2016. Consistent with our compensation philosophy, these grants are designed to align the long-term interests of our named executive officers with those of our stockholders and help retain the executives. For more information regarding the time-vested options and time-vested restricted shares granted in December 2015, please see the “—Grants of Plan-Based Awards” table and the “—Outstanding Equity Awards at Fiscal Year-End” table below.

Discretionary Bonus and Equity Grants to Mr. Hirsch. Our compensation committee approved the payment of $125,000 to Mr. Hirsch when he joined our company in July 2015, which is intended to help defray Mr. Hirsch’s relocation costs not otherwise reimbursable under our relocation policy. All or a specified portion of all relocation payments, including the $125,000 payment is repayable by Mr. Hirsch if he voluntarily terminates his employment within 13 months after his hire date. The portion of relocation payments repayable by Mr. Hirsch, including the $125,000 payment, ranges from 100% if his employment lasts one month or less to 45% if his employment lasts 12 months.

In connection with Mr. Hirsch joining our company in July 2015, our compensation committee granted him an award of 12,748 time-vested options to purchase shares of our Series A common stock, an award of 9,186 shares of time-vested restricted shares relating to our Series A common stock and an award of 2015 performance-based RSUs for which the target award is 9,186 restricted stock units and the maximum award is 18,372 restricted stock units. Our compensation committee also granted him a signing bonus of 10,207 shares of time-vested restricted shares relating our Series A common stock. Mr. Hirsch’s options and restricted shares each vest in four equal annual installments, with the first installment of each award vesting on July 20, 2016. Mr. Hirsch’s award of 2015 performance-based RSUs is subject to the same terms as the 2015 performance-based RSUs granted to the other named executive officers (other than Mr. Albrecht) in March 2015. Consistent with our compensation philosophy, these grants are designed to align Mr. Hirsch’s long-term interests with those of our stockholders.

Deferred Compensation Plan. The 2007 Starz, LLC Deferred Compensation Plan (as amended and restated) was established to help accommodate the tax and estate planning objectives of a select group of management or highly compensated employees, as determined by the committee administering the plan. Under that plan, participants may elect to defer up to 100% of such employee’s annual base salary and bonus. Compensation deferred under the plan that otherwise would have been received in 2015 earns interest at the rate of 9% per annum, compounded quarterly, for the period of the deferral. For more information on this plan, please see “—Executive Compensation Arrangements—2007 Deferred Compensation Plan” and the “—Nonqualified Deferred Compensation Plans” table below.

Changes to the Compensation Program for 2016. In March 2016, our compensation committee made changes to the executive compensation program that were intended to provide the committee with additional flexibility to assess company performance. The first change was in the 2016 performance-based bonus program for our named executive officers. The compensation committee retained the umbrella Bonus Pool amount set to equal 5% of our Adjusted OIBDA for 2016, but changed the metrics applicable to company performance. Instead of relying solely on budgeted revenue and Adjusted OIBDA goals to determine bonus payouts, the compensation committee may modify the 2016 bonuses based on company performance criteria, department performance criteria, individual performance criteria or any combination of the foregoing criteria, as established by the compensation committee.

Another change for 2016 was to change the mix of equity awards to increase the size of time-vested restricted shares compared to 2015 awards and to change the structure of 2016 performance-based restricted stock units (the 2016 performance-based RSUs) awarded to our named executive officers (other than Mr. Albrecht) in the following ways: (1) move from a three-year performance period to a two-year performance period combined with an additional one year vesting period, (2) use target cumulative revenue for our Starz Networks operating segment, rather than cumulative Adjusted OIBDA, as the primary performance metric, and (3) the 2016 performance-based RSUs will be earned only if the financial targets are exceeded, with nothing earned for target or below-target performance.

The 2016 performance-based RSUs will vest (a) based upon the actual, cumulative revenue achieved by our Starz Networks operating segment during the two year performance period, compared to a target cumulative revenue of our Starz Networks operating segment during the two year performance period beginning on January 1, 2016 and ending on December 31, 2017 (the two year performance period), and (b) subject to the grantee’s continuous employment through December 31, 2018; provided that (c) the number of episodes of original programming series premiering on STARZ, STARZ ENCORE or other linear networks, on-demand services or online services operated by the Starz Networks operating segment of our company during the two year performance period does not exceed 200, or such higher number as may be approved by our board of directors. Each of the 2016 performance-based RSUs evidences the right to receive one share of our Series A common stock. Potential vesting of the 2016 performance-based RSUs ranges from a threshold of zero if the actual two-year revenue achieved by the Starz Networks operating segment equals 100% or less of the targeted amount, to a maximum of 100% of the award if the actual two-year revenue achieved by the Starz Networks operating segment equals or exceeds 105%

of the targeted amount. For more information about our company’s operating segments, please see “Item 1. Business” of our company’s annual report on Form 10-K for the fiscal year ended December 31, 2015.
Setting Executive Compensation
We believe that each named executive officer should receive a compensation package that is commensurate with the responsibilities and proven performance of that executive, and competitive relative to the compensation packages paid to similarly situated executives at companies in our industry. In that regard, our compensation committee reviewed trend information and reports prepared in December 2013 by Towers Watson, data from the Croner CTHRA 2014 Cable Programmers / Broadcast Networks Compensation Survey and trend information and reports prepared in December 2015 by Compensation Advisory Partners LLC (CAP) (Towers Watson and CAP are compensation consulting firms retained by the compensation committee), as guides to ensure that the compensation packages of our named executive officers (other than Messrs. Albrecht and Hirsch, whose compensation packages are governed by their respective employment agreements) are reasonable as compared to our industry peers.
Mr. Hirsch joined our company in 2015, and our compensation committee sought to design a competitive compensation package for him under his employment agreement, including as to his base salary, based upon utilization of data in the Towers Watson reports identified below, combined with data from the Croner/CTHRA 2014 Cable Programmers / Broadcast Networks Compensation Survey identified below. For more information about Mr. Hirsch’s compensation, see “Executive Compensation Arrangements—Jeffrey A. Hirsch” below. Messrs. Albrecht and Curtis did not receive a salary increase for 2015.
The Towers Watson reports referenced compensation data gathered from publicly-traded media companies and published surveys listed in the table below, with respect to comparably situated executives.

Publicly Traded Media Companies	Published Surveys
Activision Blizzard, Inc.	2013 CDB Compensation Survey, Annual Incentive Plan Design Survey and LTI Policies and Practices by Towers Watson
AMC Networks Inc.
CBS Corporation	2013 Cable Programmers / Broadcast Networks Compensation Survey by The Croner Company
Comcast Corporation
Crown Media Holdings Inc.	Annual Incentive Plan Design Survey by Towers Watson

Discovery Communications, Inc.
Report on LTI Performance / Payout Practices by Towers Watson
DreamWorks Animation SKG Inc.
Electronic Arts Inc.	Nonqualified Deferred Compensation Survey by Buck Consultants
Lions Gate Entertainment Corp.

The Madison Square Garden Company
Netflix, Inc.
Scripps Networks Interactive, Inc.
Take-Two Interactive Software, Inc.
Time Warner Inc.
Viacom Inc.
The Walt Disney Company
The CAP reports referenced compensation data gathered from publicly-traded media companies and published surveys listed in the table below, with respect to comparably situated executives.

Publicly Traded Media Companies	Published Surveys
Activision Blizzard, Inc.	Croner CTHRA 2015 Cable Programmers / Broadcast Networks Compensation Survey
AMC Networks Inc.
CBS Corporation
Comcast Corporation
Crown Media Holdings Inc.
Discovery Communications, Inc.
DreamWorks Animation SKG Inc.
Electronic Arts Inc.
Lions Gate Entertainment Corp.
Live Nation Entertainment, Inc.
MSG Networks Inc.
Netflix, Inc.
Pandora Media, Inc.
Scripps Networks Interactive, Inc.
Sirius XM Holdings Inc.
Take-Two Interactive Software, Inc.
Time Warner Inc.
Viacom Inc.
The Walt Disney Company
Yahoo! Inc.
The compensation committee took into consideration data from the Towers Watson reports referenced above, combined with data from the Croner/CTHRA 2014 Cable Programmers / Broadcast Networks Compensation Survey, in determining base salaries of Messrs. Macdonald and Zlotnik for 2015, in determining the amount and types of annual equity incentive awards to grant in the fourth quarter of 2014, in designing the 2015 performance bonus program and in determining Mr. Hirsch’s 2015 compensation. The compensation committee took into consideration data from the CAP reports referenced above in determining the amount and types of annual equity incentive awards to grant in the fourth quarter of 2015 and the first quarter of 2016. For more information about each of these compensation determinations, see “—Elements of 2015 Executive Compensation—Base Salary,” “—Elements of 2015 Executive Compensation—2015 Performance-based Bonuses,” “—Elements of 2015 Executive Compensation—Equity Incentive Compensation” above and “Executive Compensation Arrangements—Jeffrey A. Hirsch” below.
Role of the Compensation Committee
In 2015, our compensation committee elected to engage a new independent compensation consultant. Following a search process, the compensation committee selected and engaged Compensation Advisory Partners LLC (CAP) as the committee’s independent consultant to replace Towers Watson. In selecting CAP, the compensation committee considered the independence standards prescribed by Nasdaq rules. The services that CAP provides are at the discretion of the compensation committee. As the committee’s independent consultant, CAP reviews the design and operation of the Company’s executive compensation programs and makes recommendations on compensation practices. CAP reviewed and made recommendations on the public company peer group used to evaluate the competitive position of executive and director compensation, as described above. CAP prepared a report that compares the compensation of named executive officers and select other executives to competitive norms in the peer group and in the published compensation surveys described above. CAP prepared a report that compares compensation of nonemployee directors to competitive norms in the peer group of public media companies. For details about compensation of our nonemployee directors, see “Director Compensation—Nonemployee Directors” below.

Role of Chief Executive Officer in Compensation Decisions
In designing the compensation packages of our named executive officers (other than our Chief Executive Officer), recommendations were obtained from our Chief Executive Officer. Mr. Albrecht’s recommendations were based on his evaluation of the performance and contributions of the other named executive officers, given their respective areas of responsibility. When making recommendations, our Chief Executive Officer considers various qualitative factors such as:

•	the named executive officer’s experience and overall effectiveness;

•	the named executive officer’s performance against individual performance goals;

•	the responsibilities of the named executive officer, including any changes to those responsibilities over the year;

•	the named executive officer’s demonstrated leadership and management ability;

•	the named executive officer’s historical compensation relative to other executives at our company with similar, greater or lesser responsibilities;

•	the named executive officer’s historical compensation relative to compensation paid to similarly situated executives at companies within our industry;

•	the named executive officer’s years of service with us; and

•	the performance of any group for which the named executive officer is primarily responsible.
Employment Arrangements with Certain Named Executive Officers
Mr. Albrecht and Mr. Hirsch are the only named executive officers with an employment agreement. For a detailed description of their respective employment agreements, see “—Executive Compensation Arrangements—Christopher P. Albrecht” and “—Executive Compensation Arrangements—Jeffrey A. Hirsch” below.
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code) generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers who are in office at the end of the fiscal year to $1 million per officer in the year the compensation becomes taxable to the executive, subject to certain exceptions. One such exception is for performance-based compensation that meets certain requirements. Our compensation committee’s policy is to provide annual incentive awards, stock options and performance-based restricted stock units that are intended to qualify and be fully deductible under Section 162(m) of the Code. However, in order to maintain market competitive compensation programs, our compensation committee has reserved the right to approve incentive and other compensation that may not meet the Section 162(m) performance-based compensation exception. To the extent that such compensation exceeds the $1 million limitation set forth in Section 162(m) of the Code, our compensation committee recognizes that the loss of the tax deduction may be unavoidable under these circumstances. The time-vested restricted shares granted by our compensation committee will not be treated as performance-based compensation under Section 162(m) of the Code.
Policy on Restatements
In those instances where we grant equity-based incentive compensation, our policy is to include in the related agreement with the executive a right, in favor of our company, to require the executive to repay or return to the company any stock or other incentive compensation (including proceeds from the disposition of shares received upon exercise of options or stock appreciation rights). That right will arise if (1) a material restatement of any of our financial statements is required and (2) in the reasonable judgment of our compensation committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the executive. In determining the amount of such repayment or return, our compensation committee may take into account, among other factors it deems relevant, the extent to which the market value of the applicable series of our common stock was affected by the errors giving rise to the restatement. The cash, stock or other compensation that we may require the executive to repay or return must have been received by the executive during the 12-month period beginning on the date of the first public issuance or the filing with the SEC, whichever occurs earlier, of the financial statement requiring restatement. The compensation required to be repaid or returned will include (1) cash or our company’s stock received by the executive (A) upon the exercise during that 12-month period of any stock appreciation right held by the executive or (B) upon the payment during that 12-month period of any incentive compensation, the value of which is determined by reference to the value of our company’s stock, and (2) any proceeds received by the executive from the disposition during that 12-month period of our company’s stock received by the executive upon the exercise, vesting or payment during that 12-month period of any award of equity-based incentive compensation.
Summary Compensation Table

Name and Principal Position (as of 12/31/15)	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)(4)(5)	Total ($)
Christopher P. Albrecht Chief Executive Officer	2015	1,250,000	—		—	—	1,158,750	—	16,734	2,425,484
	2014	1,250,000	—		—	—	1,187,500	—	16,434	2,453,934
	2013	1,250,000	—		—	27,903,832	1,325,000	—	16,134	30,494,966
Scott D. Macdonald Chief Financial Officer, Executive Vice President and Treasurer	2015	602,550	—		482,919	504,991	390,995	12,117	16,734	2,010,306
	2014	585,000	—		227,457	517,062	386,652	9,576	16,434	1,742,181
	2013	512,260	—		952,600	955,243	389,318	7,355	16,134	2,832,910
Glenn E. Curtis President	2015	700,000	—		652,219	768,788	584,011	—	16,734	2,721,752
	2014	700,000	—		264,265	600,695	585,837	—	16,434	2,167,231
	2013	686,081	—		1,335,967	1,339,934	672,359	—	16,134	4,050,475
Jeffrey A. Hirsch (6) President, Global Marketing & Product Planning, Starz Entertainment	2015	271,233	125,000	(7)	1,369,175	661,992	176,003	714	123,816	2,727,933
Carmi D. Zlotnik Managing Director, Starz Entertainment and Starz Media	2015	715,685	—		543,328	539,422	331,720	—	16,734	2,146,889
	2014	694,840	—		270,178	614,147	328,035	—	16,434	1,923,634
	2013	694,840	—		1,115,937	1,119,147	361,317	—	16,134	3,307,375

(1)
Reflects the grant date fair value of restricted stock awards, performance-based restricted stock unit awards and stock option awards for each named executive officer, which has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 9 to our consolidated financial statements for the year ended December 31, 2015 (which are included in our Annual Report on Form 10-K as filed with the SEC on February 25, 2016 (the 2015 10-K)).

The following table shows the grant date fair values of the performance-based restricted stock units granted in 2015, assuming that the highest level of cumulative Adjusted OIBDA is achieved for these awards:

Name	Amounts ($)
Christopher P. Albrecht	—
Scott D. Macdonald	459,950
Glenn E. Curtis	534,330
Jeffrey A. Hirsch	719,999
Carmi D. Zlotnik	546,281

(2)
Reflects the above-market earnings credited during each noted year to the deferred compensation accounts of each applicable named executive officer. See “—Compensation Discussion and Analysis—Elements of 2015 Executive Compensation—Deferred Compensation Plan,” and “—Nonqualified Deferred Compensation Plans.”

(3)
Our personnel participate in the Starz 401(k) Savings Plan. The Starz 401(k) Savings Plan provides employees with an opportunity to save for retirement. The Starz 401(k) Savings Plan participants contribute up to 75% of their eligible compensation on a pre-tax basis to the plan and an additional 10% of their eligible compensation on an after-tax basis (subject to specified maximums and IRS limits), and we contribute a matching contribution based on the participants’ own contributions up to the maximum matching contribution set forth in the plan. Participant contributions to the Starz 401(k) Savings Plan are fully vested upon contribution. Our personnel participated in the Liberty Media 401(k) Savings Plan through December 31, 2014. The Liberty Media 401(k) Savings Plan participants contributed up to 75% of their eligible compensation on a pre-tax basis to the plan and an additional 10% of their eligible compensation on an after-tax basis (subject to specified maximums and IRS limits), and we contributed a matching contribution based on the participants’ own contributions up to the maximum matching contribution set forth in the plan. Participant contributions to the Liberty Media 401(k) Savings Plan were fully vested upon contribution.
Included in this column, with respect to each named executive officer are the following matching contributions made by our company to the Starz 401 (k) Savings Plan during the year ended December 31, 2015 and the Liberty Media 401(k) Savings Plan during the years ended December 31, 2014 and 2013:

	Amounts ($)
Name	2015	2014	2013
Christopher P. Albrecht	15,900	15,600	15,300
Scott D. Macdonald	15,900	15,600	15,300
Glenn E. Curtis	15,900	15,600	15,300
Jeffrey A. Hirsch	7,634	—	—
Carmi D. Zlotnik	15,900	15,600	15,300

(4)	Included in this column are the following basic life and accidental death and dismemberment premiums paid on behalf of each named executive officer:

	Amounts ($)
Name	2015	2014	2013
Christopher P. Albrecht	834	834	834
Scott D. Macdonald	834	834	834
Glenn E. Curtis	834	834	834
Jeffrey A. Hirsch	834	—	—
Carmi D. Zlotnik	834	834	834

(5)	Included in this column for Mr. Hirsch is a taxable fringe benefit of $72,000 for relocation costs which were grossed up by $43,348 for applicable taxes.

(6)	Compensation information has been included for 2015 only, as Mr. Hirsch joined our company in July 2015.

(7)	Represents a discretionary bonus awarded to Mr. Hirsch upon his employment that was intended to help defray Mr. Hirsch’s relocation costs not otherwise reimbursable under our relocation policy.
Executive Compensation Arrangements
Christopher P. Albrecht
Prior to completing the spin-off (the LMC Spin-Off) of our then wholly-owned subsidiary, Liberty Media (formerly known as Liberty Spinco, Inc.), the compensation committee of our predecessor company (formerly known as Liberty Media Corporation, Old LMC) approved in principle a new compensation arrangement in favor of Mr. Albrecht, providing for, among other things, a new four year employment term beginning January 1, 2013 and ending December 31, 2016 (the Initial Term). Thereafter, it will continue year to year (which is referred to as the Extended Term) until either Mr. Albrecht or Starz provides notice of non-renewal at least 180 days prior to the expiration of the Initial Term of his employment agreement or any Extended Term. His employment agreement was executed in August 2013 (the Albrecht Agreement). The Albrecht Agreement provides for a base annual salary of $1.25 million and provides that Mr. Albrecht will be eligible for a discretionary annual bonus equal to 100% of his base salary based on corporate and individual performance criteria to be determined by our compensation committee. Pursuant to the Albrecht Agreement, Mr. Albrecht is also entitled to participate in group life, health, accident, disability or hospitalization insurance plans and retirement plans and to receive such other benefits and perquisites as we may make available to our other senior executive employees as a group.
As part of the consideration payable to Mr. Albrecht during the term of the Albrecht Agreement, Mr. Albrecht was granted options to acquire 3,363,123 shares of our Series A common stock (the 2013 Options). It is not anticipated that any additional equity awards will be granted to Mr. Albrecht during the Initial Term. One-half of the 2013 Options vested on December 31, 2015, with the remaining 2013 Options vesting on December 31, 2016, in each case, subject to Mr. Albrecht being employed by Starz on the applicable vesting date and to the early vesting events described herein. The 2013 Options have a term of 10 years. If Mr. Albrecht’s employment is terminated by Starz without cause (as defined in the Albrecht Agreement) or by Mr. Albrecht for good reason (as defined in the Albrecht Agreement), the 2013 Options will be deemed to have vested in a number equal to the product of (i) the total number of unvested 2013 Options multiplied by (ii) a fraction, the numerator of which is the total number of days elapsed in the vesting term plus 548 days and the denominator of which is the total number of days in the vesting term. Such vested 2013 Options will remain exercisable through the end of their original term.
The Albrecht Agreement provides that, in the event Mr. Albrecht is terminated for cause (as defined in the Albrecht Agreement) or if Mr. Albrecht terminates his employment without good reason, he will be entitled only to his accrued base salary, accrued but unpaid vacation time, unpaid expenses and any amounts due under applicable law, and he will forfeit all rights to his unvested restricted shares and unvested options. However, pursuant to the award agreements governing Mr. Albrecht’s 2013 Options and stock options granted to Mr. Albrecht in our 2012 option modification program in respect of the options he received in 2009 in connection with his previous employment agreement, which now represent the right to acquire shares of our Series A common stock (the equity awards received by Mr. Albrecht in the option modification program in respect of his 2009 options, the Multi-Year Award), any such vested, unexercised options as of his termination date will remain exercisable for 90 days after his termination or until the original expiration date of the applicable award, if sooner. If Mr. Albrecht is terminated without cause, or if he terminates his employment for good reason, the Albrecht Agreement provides for him to receive (a) any accrued base salary and accrued but unpaid vacation time, (b) reimbursement for expenses incurred prior to termination and (c) severance payments consisting of (i) payments representing a continuation of his base salary until the earlier of (A) the date that is 18 months following the date of termination or (B) the date on which the Initial Term or the then-current Extended Term, as applicable, would have expired had the termination not occurred (the Severance Period), which payments would be payable in such amounts and on such dates as such amount otherwise would be payable based on our payroll schedule in effect at the date of termination, and (ii) an amount equal to 1.5 times Mr. Albrecht’s base salary for the year in which the termination without cause or with good reason occurs; provided that if such termination without cause or with good reason occurs during the last 12 months of the term, the amount will be equal to Mr. Albrecht’s base salary for the year in which such termination without cause or with good reason occurs and will be payable in a lump sum within 60 days following the date of termination and will be in complete satisfaction of any bonus Mr. Albrecht may otherwise have been entitled to for any period. In addition, the Albrecht Agreement provides that we will contribute the employer portion of Mr. Albrecht’s health and welfare benefits through the earliest of (i) the date that is 18 months following the date of termination, (ii) the expiration of the coverage period specified under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), or (iii) the date on which the Initial Term or the Extended Term would have expired. In the event Mr. Albrecht’s employment is terminated without cause or with good reason or due to Mr. Albrecht’s disability, payments of amounts to Mr. Albrecht will be subject to the execution and delivery of a severance agreement and release in the form described in the Albrecht Agreement. However, if Mr. Albrecht commences any competitive activities (as defined in the Albrecht Agreement) or violates certain other conditions in the Albrecht Agreement during any severance period following a termination of his employment without cause or with good reason or due to disability, we will have no obligation to make any further severance, health or welfare benefits to Mr. Albrecht (except any release consideration as defined in the Albrecht Agreement).
In the case of Mr. Albrecht’s death or his disability, the Albrecht Agreement provides for the right to receive any accrued but unpaid base salary or vacation time, reimbursement for incurred expenses, and a lump sum payment equal to a prorated amount of his base salary for the remainder of the term plus a prorated amount of his base salary for the remainder of the fiscal year in which the event occurs. In addition, the award agreement provides for full vesting of all the 2013 Options upon death or disability and those options will not expire until the end of the original term of the 2013 Options.
Jeffrey A. Hirsch
In connection with Mr. Hirsch joining our company in July 2015, our compensation committee approved a compensation arrangement for Mr. Hirsch which is memorialized in an employment agreement dated July 20, 2015 (the Hirsch Agreement). The Hirsch Agreement provides for, among other things, a three year employment term beginning July 20, 2015 and ending July 19, 2018. The Hirsch Agreement provides for a base annual salary of $600,000 until January 1, 2016, and a base salary of $660,000 thereafter. The Hirsch Agreement provides that, for each full or partial fiscal year during the term of the Hirsch Agreement, Mr. Hirsch will be eligible for a discretionary annual bonus of up to 70% of his base salary based on corporate and individual performance criteria to be determined by our chief executive officer and our compensation committee. In addition, the Hirsch Agreement permits Mr. Hirsch to participate in our annual equity incentive award program at a target of 150% of base salary. Pursuant to the Hirsch Agreement, Mr. Hirsch is also entitled to participate in group life, health, accident, disability or hospitalization insurance plans and retirement plans and to receive such other benefits and perquisites as we may make available to our other senior executive employees as a group.

Mr. Hirsch was also paid $125,000, intended to help defray his relocation costs not otherwise reimbursable under our relocation policy.
As part of the consideration payable to Mr. Hirsch during the term of the Hirsch Agreement, Mr. Hirsch was granted an award of time-vested options to acquire 12,748 shares of our Series A common stock, an award of 9,186 shares of time-vested restricted shares relating to our Series A common stock and an award of 2015 performance-based RSUs for which the target award is 9,186 restricted stock units (the number of restricted stock units that assumes our company’s actual three-year cumulative Adjusted OIBDA equals 100% of the targeted three-year Adjusted OIBDA amount). Mr. Hirsch was also granted a signing bonus of 10,207 shares of time-vested restricted shares relating our Series A common stock. Mr. Hirsch’s time-vested options and restricted shares each vest in four equal annual installments, with the first installment of each award vesting on July 20, 2016. For more information about the 2015 performance-based RSUs, please see “—Compensation Discussion and Analysis—Elements of 2015 Executive Compensation—Equity Incentive Compensation” above.
The Hirsch Agreement provides that, in the event Mr. Hirsch’s employment is terminated by reason of a layoff, reduction in force, job elimination or restructuring, or if Mr. Hirsch voluntarily terminates employment for good reason (as defined in the Hirsch Agreement), Mr. Hirsch will be entitled to an amount equal to Mr. Hirsch’s base salary (at the time of termination) for the remaining term of the Hirsch Agreement. The amount of such base salary payable over the lesser of the number of days remaining in the term of the Hirsch Agreement, or six months of base pay, would be paid in a lump sum within 60 days following termination and the balance, if any, would be paid in installments pursuant to our regular payroll procedures, starting six months after termination.
Receipt of the severance pay for Mr. Hirsch is subject (to the extent permitted under applicable law) to the execution of a waiver and release agreement, fulfillment of certain specified non-solicitation and confidentiality conditions, return of all company property and mitigation to the extent the named executive officer obtains subsequent employment. In addition, if Mr. Hirsch engages in certain competitive activities (as defined in the Hirsch Agreement), we can pursue recoupment of 75% of the amount of severance already paid to Mr. Hirsch plus interest at the rate per annum equal to the prime rate of interest charged by the bank designated by Mr. Hirsch plus 5% (or such lower amount as required by law).
In addition, if a termination of Mr. Hirsch’s employment giving rise to a right to severance pay as described above occurs within 30 days preceding, or within twelve months following, consummation of a Board Change, Control Purchase or Approved Transaction (as such terms are defined in the 2011 Incentive Plan), or if Mr. Hirsch voluntarily terminates employment for good reason within such time frame, then the severance pay benefits described above will be paid to Mr. Hirsch, and: (1) Mr. Hirsch will also receive an additional lump sum payment equal to 70% of his base salary for the year in which termination occurred, and (2) to the extent Mr. Hirsch elects continuation of coverage under COBRA under our health plan, we will provide certain COBRA benefits for up to 18 months.
Equity Incentive Plans
The Starz 2011 Incentive Plan (as amended and restated, effective October 15, 2013) (the 2011 Incentive Plan) is administered by the compensation committee of our board of directors. Our compensation committee has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The 2011 Incentive Plan is designed to provide additional remuneration to certain employees and independent contractors for exceptional service, to encourage their investment in our company and its subsidiaries and to aid in attracting persons of exceptional ability to become employees of our company and its subsidiaries. Our compensation committee may grant non-qualified stock options, stock appreciation rights, restricted shares, restricted stock units, cash awards, performance awards or any combination of the foregoing under the 2011 Incentive Plan (collectively, awards).
The maximum number of shares of our common stock with respect to which awards may be issued under the 2011 Incentive Plan is 29,238,186, subject to anti-dilution and other adjustment provisions of the 2011 Incentive Plan. With limited exceptions, under the 2011 Incentive Plan, no person may be granted in any calendar year awards covering more than 7,627,000 shares of our common stock (subject to anti-dilution and other adjustment provisions of the 2011 Incentive Plan) nor may any person receive under the 2011 Incentive Plan payment for cash awards during any calendar year in excess of $10 million. Shares of our common stock issuable pursuant to awards made under the 2011 Incentive Plan are made available from either authorized but unissued shares or shares that have been issued but reacquired by our company. The 2011 Incentive Plan has a five year term expiring in September 2016.

Severance Plan
Our compensation committee approved severance agreements between our company and certain employees of the company, including our named executive officers (other than Mr. Albrecht and Mr. Hirsch, whose severance is governed by their respective employment agreements). Under the terms of the severance agreements, if the named executive officer’s employment is terminated by reason of a layoff, reduction in force, job elimination or restructuring, the named executive officer will be entitled to an amount equal to 18 months of such person’s base pay, the first six months of which will be paid in a lump sum within 60 days following termination and the balance will be paid in installments pursuant to our regular payroll procedures, starting six months after termination.
Receipt of the severance pay for the named executive officers is subject (to the extent permitted under applicable law in the jurisdiction where the executive is employed) to the execution of a waiver and release agreement, fulfillment of certain specified non-solicitation and confidentiality conditions, return of all company property and mitigation to the extent the named executive officer obtains subsequent employment. In addition, if the named executive officer engages in competitive activities (as defined in the severance agreements), we can pursue recoupment of 75% of the amount of severance already paid to the named executive officer plus interest at the rate per annum equal to the prime rate of interest charged by the bank designated by the named executive officer plus 5% (or such lower amount as required by law).
In addition, if a termination of employment giving rise to a right to severance pay as described above occurs within 30 days preceding, or within twelve months following, consummation of a Board Change, Control Purchase or Approved Transaction (as such terms are defined in the 2011 Incentive Plan), or if the named executive officer voluntarily terminates employment for good reason within such time frame, then the severance pay benefits described above will be paid to the named executive officer, and: (1) the named executive officer will also receive an additional lump sum payment equal to a specified percentage of the named executive officer’s base salary for the period during which the severance is paid, and (2) to the extent the named executive officer elects continuation of coverage under COBRA under our health plan, we will provide certain COBRA benefits for up to 18 months.
2007 Deferred Compensation Plan
Under the Starz, LLC Deferred Compensation Plan (as amended and restated, the 2007 deferred compensation plan), a select group of management or highly compensated employees as determined by the committee administering the plan may elect to defer up to 100% of such employee’s annual base salary and bonus. Elections must be made in advance of certain deadlines and may include (1) the selection of a payment date, which generally may not be later than 30 years from the end of the year in which the applicable compensation is initially deferred, and (2) the form of distribution, such as a lump-sum payment or substantially equal annual installments over two to five years. Compensation deferred under the 2007 deferred compensation plan earns interest at the rate of 9% per year, compounded quarterly at the end of each calendar quarter.
In addition to the accelerated distribution events described under “—Potential Payments Upon Termination or Change in Control” below, at the eligible officer’s request, if the committee determines that such officer has suffered a financial hardship, it may authorize immediate distribution of amounts deferred under the 2007 deferred compensation plan.
The 2007 deferred compensation plan may be terminated at any time. An optional termination by Starz, LLC will not result in any distribution acceleration.

Grants of Plan-Based Awards
The following table contains information regarding plan-based incentive awards granted during the year ended December 31, 2015 to the named executive officers.

Name	Grant Date	Date of Committee Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock & Option Awards ($)
			Threshold ($)(1)	Target ($)	Maximum ($)(2)	Threshold (#)(3)	Target (#)	Maximum (#)(4)
Christopher P. Albrecht	1/1/2015(5)	3/20/2015	625,000	1,250,000	2,500,000	—	—	—	—	—	—	—
Scott D. Macdonald	1/1/2015(5)	3/20/2015	210,893	421,785	843,570	—	—	—	—	—	—	—
Series A	3/20/2015	3/20/2015	—	—	—	3,349	6,697	13,394	—	—	—	229,975
Series A	12/15/2015	12/15/2015	—	—	—	—	—	—	—	45,599	33.16	504,991
Series A	12/15/2015	12/15/2015	—	—	—	—	—	—	7,628	—	—	252,944
Glenn E. Curtis	1/1/2015(5)	3/20/2015	315,000	630,000	1,260,000	—	—	—	—	—	—	—
Series A	3/20/2015	3/20/2015	—	—	—	3,890	7,780	15,560	—	—	—	267,165
Series A	12/15/2015	12/15/2015	—	—	—	—	—	—	—	69,419	33.16	768,788
Series A	12/15/2015	12/15/2015	—	—	—	—	—	—	11,612	—	—	385,054
Jeffrey A. Hirsch	7/20/2015(5)	7/20/2015	94,932	189,863	379,726	—	—	—	—	—	—	—
Series A	8/3/2015	7/20/2015	—	—	—	4,593	9,186	18,372	—	—	—	359,999
Series A	8/3/2015	7/20/2015	—	—	—	—	—	—	—	12,748	39.19	164,544
Series A	8/3/2015	7/20/2015	—	—	—	—	—	—	19,393	—	—	760,012
Series A	12/15/2015	12/15/2015	—	—	—	—	—	—	—	44,918	33.16	497,449
Series A	12/15/2015	12/15/2015	—	—	—	—	—	—	7,514	—	—	249,164
Carmi D. Zlotnik	1/1/2015(5)	3/20/2015	178,921	357,842	715,684	—	—	—	—	—	—	—
Series A	3/20/2015	3/20/2015	—	—	—	3,977	7,954	15,908	—	—	—	273,140
Series A	12/15/2015	12/15/2015	—	—	—	—	—	—	—	48,708	33.16	539,422
Series A	12/15/2015	12/15/2015	—	—	—	—	—	—	8,148	—	—	270,188

(1)
Represents the threshold amount that would have been payable to each named executive officer assuming the actual performance metrics equaled at least 85% of the annual budgeted amounts, see “—Compensation Discussion and Analysis—Elements of 2015 Executive Compensation—2015 Performance-based Bonuses.” The potential payout for each named executive officer is subject to reduction by up to 20% based on individual performance, as determined by our compensation committee, in its sole discretion.

(2)
Represents the maximum amount that would have been payable to each named executive officer assuming the actual performance metrics equaled or exceeded 120% of the annual budgeted amounts, see “—Compensation Discussion and Analysis—Elements of 2015 Executive Compensation—2015 Performance-based Bonuses.” The potential payout for each named executive officer is subject to reduction by up to 20% based on individual performance, as determined by our compensation committee, in its sole discretion.

(3)
Represents the threshold amount that would be payable to each named executive officer in connection with the 2015 performance-based RSUs assuming our company’s actual three-year cumulative Adjusted OIBDA equals at least 90% of the targeted three-year Adjusted OIBDA amount. See “—Compensation Discussion and Analysis—Elements of 2015 Executive Compensation—Equity Incentive Compensation.”

(4)
Represents the maximum amount that would be payable to each named executive officer in connection with the 2015 performance-based RSUs assuming our company’s actual three-year cumulative Adjusted OIBDA equals or exceeds 120% of the targeted three-year Adjusted OIBDA amount. See “—Compensation Discussion and Analysis—Elements of 2015 Executive Compensation—Equity Incentive Compensation..”

(5)
Reflects the date on which the terms of the 2015 performance-based bonus program, as described under “—Compensation Discussion and Analysis—Elements of 2015 Executive Compensation—2015 Performance-based Bonuses,” were effective. Mr. Hirsch commenced employment with the company, effective July 20, 2015, and his performance-based bonus is pro-rated based on the base salary he received during 2015.

Outstanding Equity Awards at Fiscal Year-End
The following table contains information regarding unexercised options and unvested shares of our common stock which were outstanding as of December 31, 2015 and held by the named executive officers.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Christopher P. Albrecht
Option Awards
Series A	185,641	—		14.31	12/31/19	—		—	—		—
Series A	1,139,010	—		13.32	12/31/19	—		—	—		—
Series A	530,300	—		13.32	12/15/18	—		—	—		—
Series A	1,681,561	1,681,562	(1)	18.93	03/04/23	—		—	—		—
Scott D. Macdonald
Option Awards
Series A	24,800	12,405	(2)	11.31	03/02/19	—		—	—		—
Series A	9,635	24,086	(3)	18.93	03/04/20	—		—	—		—
Series A	24,732	24,732	(4)	27.41	12/13/20	—		—	—		—
Series A	11,780	35,343	(5)	33.22	12/02/21	—		—	—		—
Series A	—	45,599	(6)	33.16	12/15/22	—		—	—		—
Stock Awards
Series A	—	—		—	—	13,825	(7)	463,138	—		—
Series A	—	—		—	—	7,829	(8)	262,272	—		—
Series A	—	—		—	—	5,136	(5)	172,056	—		—
Series A	—	—		—	—	—		—	3,349	(9)	112,192
Series A	—	—		—	—	7,628	(6)	255,538	—		—
Glenn E. Curtis
Option Awards
Series A	54,614	—		10.41	03/02/18	—		—	—		—
Series A	119,041	14,881	(2)	11.31	03/02/19	—		—	—		—
Series A	52,989	33,119	(3)	18.93	03/04/20	—		—	—		—
Series A	35,513	35,513	(4)	27.41	12/13/20	—		—	—		—
Series A	13,686	41,059	(5)	33.22	12/02/21	—		—	—		—
Series A	—	69,419	(6)	33.16	12/15/22	—		—	—		—
Stock Awards
Series A	—	—		—	—	19,009	(7)	636,802	—		—
Series A	—	—		—	—	11,242	(8)	376,607	—		—
Series A	—	—		—	—	5,967	(5)	199,895	—		—
Series A	—	—		—	—	—		—	3,890	(9)	130,315
Series A	—	—		—	—	11,612	(6)	389,002	—		—

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Jeffrey A. Hirsch
Option Awards
Series A	—	12,748	(10)	39.19	07/20/22	—		—	—		—
Series A	—	44,918	(6)	33.16	12/15/22	—		—	—		—
Stock Awards
Series A	—	—		—	—	19,393	(10)	649,666	—		—
Series A	—	—		—	—	—		—	4,593	(9)	153,866
Series A	—	—		—	—	7,514	(6)	251,719	—		—
Carmi D. Zlotnik
Option Awards
Series A	43,696	—		10.41	03/02/18	—		—	—		—
Series A	184,051	14,881	(2)	11.31	03/02/19	—		—	—		—
Series A	61,364	27,894	(3)	18.93	03/04/20	—		—	—		—
Series A	29,376	29,376	(4)	27.41	12/13/20	—		—	—		—
Series A	13,992	41,979	(5)	33.22	12/02/21	—		—	—		—
Series A	—	48,708	(6)	33.16	12/15/22	—		—	—		—
Stock Awards
Series A	—	—		—	—	16,010	(7)	536,335	—		—
Series A	—	—		—	—	9,300	(8)	311,550	—		—
Series A	—	—		—	—	6,100	(5)	204,350	—		—
Series A	—	—		—	—	—		—	3,977	(9)	133,230
Series A	—	—		—	—	8,148	(6)	272,958	—		—

(1)	Vests 50% on December 31, 2015 and 50% on December 31, 2016.

(2)	Vests quarterly over 4 years from March 2, 2012 grant date.

(3)	Vests quarterly over 4 years from March 4, 2013 grant date.

(4)	Vests quarterly over 4 years from December 13, 2013 grant date.

(5)	Vests annually over 4 years from December 2, 2014 grant date.

(6)	Vests annually over 4 years from December 15, 2015 grant date.

(7)	Vests annually over 4 years from March 4, 2013 grant date.

(8)	Vests annually over 4 years from December 13, 2013 grant date.

(9)
Represents the threshold amount that would be payable to each named executive officer in connection with the 2015 performance-based RSUs based on our company’s actual Adjusted OIBDA results for the first year of the three year performance period.

(10)	Vests annually over 4 years from July 20, 2015, the beginning of the vesting period.

Option Exercises and Stock Vested
The following table sets forth information regarding the exercise of vested options and the vesting of restricted stock held by our named executive officers during the year ended December 31, 2015, other than Mr. Hirsch who did not have any vested equity awards during 2015.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)
Christopher P. Albrecht
Series A	580,155	13,414,583	3,822	140,426
Scott D. Macdonald
Series A	113,914	2,737,234	12,539	427,233
Glenn E. Curtis
Series A	67,971	1,066,729	17,114	582,422
Carmi D. Zlotnik
Series A	—	—	14,688	500,440

(1)	Includes shares withheld for payment of withholding taxes at election of holder.
Nonqualified Deferred Compensation Plans
The following table sets forth information regarding the 2007 deferred compensation plan in which Messrs. Macdonald and Hirsch participated during the year ended December 31, 2015 as described above in “—Executive Compensation Arrangements—2007 Deferred Compensation Plan.”

Name	Executive contributions in 2015 ($)		Registrant contributions in 2015 ($)	Aggregate earnings in 2015 ($)(1)	Aggregate withdrawals/ distributions ($)	Aggregate balance at 12/31/15 ($)
Scott D. Macdonald	37,511	(2)	—	24,401	—	305,607	(3)
Jeffrey A. Hirsch	103,846	(2)	—	1,439	—	105,285

(1)	Included in this amount is above-market earnings credited to the named executive officer’s deferred compensation account during 2015, which were reported in the “Summary Compensation Table:”

Name	Amount ($)
Scott D. Macdonald	12,117
Jeffrey A. Hirsch	714

(2)
Messrs. Macdonald’s and Hirsch’s contributions to their deferred compensation accounts during 2015 are included in the amount of salary reported for Messrs. Macdonald and Hirsch in 2015 in the “Summary Compensation Table.”

(3)
In our prior year proxy statements, $9,576 and $7,355 were reported in the “Summary Compensation Table” as above-market earnings for Mr. Macdonald for the years ended December 31, 2014 and 2013, respectively.

Potential Payments Upon Termination or Change in Control
The following table sets forth the potential payments to our named executive officers if their employment had terminated or a change in control had occurred, in each case, as of December 31, 2015. In the event of such a termination or change in control, the actual amounts may be different due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.
The amounts provided in the tables are based on the closing market price on December 31, 2015, the last trading day of such year for our Series A common stock then-outstanding, which was $33.50. The value of the options shown in the table is based on the spread between the exercise or base price of the award and such closing market price. The value of the restricted stock shown in the table is based on such closing market price and the number of shares vested. The value of the

2015 performance-based RSUs shown in the table is based on such closing market price multiplied by the target number of restricted stock units associated with the named executive officers’ respective 2015 awards of performance-based RSUs.
Each of our named executive officers has received awards and payments under the existing incentive plans, and each of our named executive officers is eligible to participate in our deferred compensation plans. Additionally, Mr. Albrecht and Mr. Hirsch are entitled to certain payments upon termination under their respective employment agreement. See “—Executive Compensation Arrangements—Christopher P. Albrecht” and “—Executive Compensation Arrangements—Jeffrey A. Hirsch” above.
Set forth below is a description of the circumstances giving rise to these potential payments and a brief summary of the provisions governing their payout:
Voluntary Termination. Under the existing incentive plans, upon a voluntary termination of employment for any reason, other than disability, each named executive officer would only have a right to the equity grants that vested prior to his termination date. However, a named executive officer who retires will receive pro rata vesting of the 2015 performance-based RSUs upon committee certification of the three year cumulative Adjusted OIBDA goal for the three year performance period based on the number of days between January 1, 2015 and retirement, as a percentage of the number of days in the full three-year performance period. Such pro rata vesting is conditioned on the retiree not engaging in competitive activities (as defined in the applicable award agreements for the 2015 performance-based RSUs). Retirement is defined as termination of employment other than for cause, death or disability if the participant (i) is age 62 or older or (ii) is age 55 or older, but less than 62, and has been continuously employed by our company for at least 10 years. Of our named executive officers, Mr. Curtis would have been entitled to pro rata vesting of his performance-based RSUs if he had retired on December 31, 2015.
Under the 2007 deferred compensation plan, we do not have an acceleration right to pay out account balances to the participants upon this type of termination. For purposes of the tabular presentation below, we have assumed that we were permitted to make payments to the executive officers in accordance with their respective standing elections under the plans, subject to compliance with Section 409A of the Code.
Termination for Cause. All outstanding equity grants constituting options, whether unvested or vested but not yet exercised (other than vested options included in Mr. Albrecht’s 2013 Options and Multi-Year Award), and all equity grants constituting unvested restricted shares and unvested restricted stock units under the existing incentive plans would be forfeited by any named executive officer who is terminated for “cause.” The existing incentive plans define “cause” as insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; provided that, if such termination is within 12 months after a change in control (as described below), “cause” means a felony conviction for fraud, misappropriation or embezzlement. Under the Albrecht Agreement, “cause” (prior to a “corporate event,” as discussed below) is defined as (a) any act or omission that constitutes a breach of his material obligations under the employment agreement, (b) the continued failure or refusal of Mr. Albrecht, other than on account of his death or disability, to substantially perform the material duties required of him as Chief Executive Officer of our company, (c) any material violation of any policy, rule or regulation of our company or any law or regulation applicable to the business of our company or its affiliates, (d) Mr. Albrecht’s conviction of or plea of guilty or nolo contendere to any crime that constitutes a felony or crime of moral turpitude or is punishable by imprisonment of 30 days or more, or (e) any other intentional misconduct by Mr. Albrecht that has a material detrimental effect on the financial condition or business reputation of our company or any of its affiliates. In addition, under the Albrecht Agreement, following the occurrence of a “corporate event,” “cause” is instead defined pursuant to California state law. Upon a termination for cause, Mr. Albrecht would forfeit any unvested options or restricted shares, but would have 90 days to exercise the portion of the options included in his Multi-Year Award and 2013 Options that vested prior to his termination date. See “—Executive Compensation Arrangements—Christopher P. Albrecht” above. Mr. Hirsch is entitled to severance payments and other benefits upon a termination by reason of a layoff, reduction in force, job elimination or restructuring, or if Mr. Hirsch voluntarily terminates employment for good reason (as defined in the Hirsch Agreement). See “—Executive Compensation Arrangements—Jeffrey A. Hirsch.”
No immediate distributions under the 2007 deferred compensation plan are permitted as a result of this type of termination.
Termination Without Cause or for Good Reason. Pursuant to the existing incentive plans and the related award agreements, if a named executive officer were terminated by us without cause, he would have a right to all the equity grants that vested prior to his termination date. Named executive officers (other than Mr. Albrecht) would also be entitled to the acceleration of their unvested stock options outstanding on the termination date for grants dated prior to December 2, 2014 that would have vested in the 90-day period following the termination date, other than stock options for which vesting depends on the achievement of criteria other than continued employment for the vesting term. For grants beginning

December 2, 2014, named executive officers (other than Mr. Albrecht) would also be entitled to the acceleration of their unvested stock options outstanding on the termination date in an amount equal to the number of options that would have become exercisable on the next vesting date following the date of termination, multiplied by a fraction, the numerator of which is the number of days elapsed between the most recent vesting date (or if no vesting date has occurred yet, then the grant date) and the denominator of which is 365, other than stock options for which vesting depends on the achievement of criteria other than continued employment for the vesting term. Mr. Albrecht has certain accelerated vesting rights with respect to his 2013 Options upon a termination of his employment by us without cause (as defined in his employment agreement) or termination by him of his employment for good reason (as defined in his employment agreement). See “—Executive Compensation Arrangements—Christopher P. Albrecht” above.
No immediate distributions under the 2007 deferred compensation plan are permitted as a result of this type of termination.
Death. In the event of death, the existing incentive plans provide for vesting in full of any outstanding options, the lapse of restrictions on any restricted share awards and full vesting at the target level for any restricted stock unit awards.
No immediate distributions under the 2007 deferred compensation plan are permitted as a result of the death of the executive officer.
Disability. In the event of a disability, which is generally the inability to perform gainful activity for at least 12 months, the existing incentive plans provide for vesting in full of any outstanding options, the lapse of restrictions on any restricted share awards and full vesting at the target level for any restricted stock unit awards.
No amounts are shown for payments pursuant to short-term and long-term disability policies, which we make available to all our employees.
No immediate distributions under the 2007 deferred compensation plan are permitted as a result of the disability of the executive officer.
Change in Control. In the case of a change in control, the incentive plans and applicable award agreements provide for vesting in full of any outstanding options, the lapse of restrictions on any restricted share awards and full vesting at the target level for any restricted stock unit awards. A change in control is generally defined as:

•	The acquisition of beneficial ownership of at least 20% of the combined voting power of the then outstanding shares ordinarily having the right to vote in the election of directors.

•	Any non-exempt person purchases our common stock pursuant to a tender offer or exchange offer, without the prior consent of our board of directors.

•
The individuals constituting our board of directors over any two consecutive years cease to constitute at least a majority of the board, subject to certain exceptions that permit the board to approve new members by approval of at least two-thirds of the remaining directors.

•
Any merger, consolidation or binding share exchange that causes the persons who were our common stockholders immediately prior thereto to lose their proportionate interest in the common stock or voting power of the successor or to have less than a majority of the combined voting power of the then outstanding shares ordinarily having the right to vote in the election of directors, the sale of substantially all of our assets or the dissolution of Starz.

In the case of a change in control described in the last bullet point, the compensation committee of our board of directors may determine not to accelerate the existing equity awards if equivalent awards will be substituted for the existing awards. For purposes of the tabular presentation below, we have assumed no such determination was made.
If a named executive officer (other than Mr. Albrecht) is terminated without cause or leaves for good reason (as defined) within 30 days preceding or one year following a change in control: (i) we will pay the named executive officer the maximum severance available without regard to years of service, together with a lump sum payment equal to such person’s target bonus percentage multiplied times the severance pay amount; and (ii) we will pay the employer’s portion of the premium for COBRA continuation coverage, to the extent such person elects continuing coverage following termination. If a termination of Mr. Hirsch’s employment giving rise to a right to severance pay as described above occurs within 30 days preceding, or within twelve months following, consummation of a Board Change, Control Purchase or Approved Transaction (as such terms are defined in the 2011 Incentive Plan), or if Mr. Hirsch voluntarily terminates employment for good reason within such time frame, he is entitled to severance payments and other benefits as described in “—Executive Compensation Arrangements—Jeffrey A. Hirsch.”

In addition, if the change in control is as described in the last bullet point above, such named executive officer is entitled to 100% acceleration of outstanding options, restricted share awards and restricted stock unit awards.
The 2007 deferred compensation plan provides our deferred compensation committee with the option of terminating the plan 30 days preceding or within 12 months after a change of control and distributing the account balances (which option is assumed to have been exercised for purposes of the tabular presentation below).
Benefits Payable Upon Termination or Change in Control

Name	Voluntary Termination ($)		Termination for Cause ($)		Termination Without Cause ($)		Death and Disability ($)		After a Change in Control ($)
Christopher P. Albrecht
Severance	—		—		2,500,000	(1)	1,563,142	(2)	2,500,000	(1)
Health and welfare benefits	—		—		15,307	(1)	—		15,307	(1)
Options	61,749,470	(3)	51,048,016	(4)	86,249,829	(5)	86,249,829	(6)	86,249,829	(5)
Total	61,749,470		51,048,016		88,765,136		87,812,971		88,765,136
Scott D. Macdonald
Severance	—		—		903,825	(7)	—		1,536,503	(7)
Health and welfare benefits	—		—		—	(7)	—		31,456	(7)
Options	844,610	(3)	—		1,209,326	(8)	1,646,828	(9)	1,646,828	(10)
Restricted shares	—		—		—		1,153,003	(9)	1,153,003	(10)
Restricted stock units	—		—		—		224,350	(9)	224,350	(10)
Deferred compensation (11)	305,607		305,607		305,607		305,607		305,607
Total	1,150,217		305,607		2,418,758		3,329,788		4,897,747
Glenn E. Curtis
Severance	—		—		1,050,000	(7)	—		1,995,000	(7)
Health and welfare benefits	—		—		—	(7)	—		31,456	(7)
Options	4,894,713	(3)	—		5,349,041	(8)	5,958,839	(9)	5,958,839	(10)
Restricted shares	—		—		—		1,602,305	(9)	1,602,305	(10)
Restricted stock units	86,877	(12)	—		—		260,630	(9)	260,630	(10)
Total	4,981,590		—		6,399,041		7,821,774		9,848,230
Jeffrey A. Hirsch
Severance	—		—		1,681,644	(13)	—		2,101,644	(13)
Health and welfare benefits	—		—		—	(13)	—		13,768	(13)
Options	—		—		167	(8)	15,272	(9)	15,272	(10)
Restricted shares	—		—		—		901,385	(9)	901,385	(10)
Restricted stock units	—		—		—		307,731	(9)	307,731	(10)
Deferred compensation (11)	105,285		105,285		105,285		105,285		105,285
Total	105,285		105,285		1,787,096		1,329,673		3,445,085
Carmi D. Zlotnik
Severance	—		—		1,073,528	(7)	—		1,610,291	(7)
Health and welfare benefits	—		—		—	(7)	—		30,946	(7)
Options	6,169,993	(3)	—		6,604,354	(8)	7,113,832	(9)	7,113,832	(10)
Restricted shares	—		—		—		1,325,193	(9)	1,325,193	(10)
Restricted stock units	—		—		—		266,459	(9)	266,459	(10)
Total	6,169,993		—		7,677,882		8,705,484		10,346,721

(1)
If Mr. Albrecht’s employment had been terminated at our election without cause (as defined in the Albrecht Agreement) or by Mr. Albrecht for good reason (as defined in the Albrecht Agreement), as of December 31, 2015, he would have been entitled to continue to receive his base salary for 12 months, the remainder of the term of the Albrecht Agreement, which totals $1,250,000, and receive a severance lump-sum payment of $1,250,000. In addition, if Mr. Albrecht elects continuation of health and welfare benefits under COBRA following his termination, we will pay the employer portion of such benefits for 12 months. With respect to periods following the termination of his employment, the foregoing payments are conditioned on Mr. Albrecht’s compliance with certain conditions contained in his employment agreement, including non-competition and non-solicitation covenants. See “—Executive Compensation Arrangements—Christopher P. Albrecht” above.

(2)
If Mr. Albrecht’s employment had been terminated as of December 31, 2015 as a result of his death or disability (as defined in the Albrecht Agreement), he, or his legal representative, would have been entitled to receive a lump sum payment of his salary, as adjusted by the proportion of time remaining under the Initial Term or Extended Term, as applicable, which totaled $313,142 plus Mr. Albrecht’s base salary multiplied by a fraction, the numerator of which is the number of days during such fiscal year preceding the date of the death or disability, and the denominator of which is the total number of days in such fiscal year, which would have been $1,250,000 for December 31, 2015. See “—Executive Compensation Arrangements—Christopher P. Albrecht” above.

(3)	Based on the number of vested options at year-end. See “—Outstanding Equity Awards at Fiscal Year-End” table above.

(4)
Pursuant to award agreements governing Mr. Albrecht’s Multi-Year Award and 2013 Options, if Mr. Albrecht’s employment had been terminated as of December 31, 2015 for cause, he would have had 90 days to exercise his fully-vested Multi-Year Award and 2013 Options. All other vested options granted to Mr. Albrecht would be forfeited upon termination for cause. See “—Executive Compensation Arrangements—Christopher P. Albrecht” above.

(5)
Based on (i) the number of vested options and (ii) the product of the unvested 2013 Options multiplied by a fraction, the numerator of which is the total number of days elapsed in the vesting term plus 548 days and the denominator of which is the total number of days in the vesting term. See “—Executive Compensation Arrangements—Christopher P. Albrecht” above and the “—Outstanding Equity Awards at Fiscal Year-End” table above.

(6)
Based on (i) the number of vested options and (ii) the number of unvested options held by Mr. Albrecht at year-end. See “—Executive Compensation Arrangements—Christopher P. Albrecht” above and the “—Outstanding Equity Awards at Fiscal Year-End” table above.

(7)
If any named executive officer, other than Messrs. Albrecht and Hirsch, is terminated by reason of a layoff, reduction in force, job elimination or restructuring, the named executive officer is entitled to a severance payment amount equal to 18 months of such person’s base pay. In addition, if the event giving rise to the right to severance pay occurs within 30 days preceding, or within 12 months following, consummation of a Board Change, Control Purchase or Approved Transaction (as such terms are defined in the 2011 Incentive Plan), or if the named executive officer voluntarily terminates employment for good reason within such time frame, then such named executive officer will also receive the following: (1) an additional lump sum payment equal to a specified percentage of the severance payment and (2) to the extent the named executive officer elects COBRA, we will provide certain COBRA benefits for up to 18 months. See “—Executive Compensation Arrangements—Severance Plan” above.

(8)
Based on the number of vested options at year-end, plus, in the case of a termination without cause, all options that are outstanding related to grants prior to 2014 that would have vested in the 90-day period following such termination will become vested and exercisable as of the termination date. For grants during and after 2014, based on the number of vested options at year-end, plus, in the case of a termination without cause, the pro rata portion of any unvested options that would have become exercisable on the next vesting date. See “—Outstanding Equity Awards at Fiscal Year-End” table above.

(9)
Based on (i) the number of vested options and (ii) the number of unvested options, the number of shares of restricted stock and unvested performance-based RSUs held by the named executive officer at year-end. See “—Grants of Plan-Based Awards” table and “—Outstanding Equity Awards at Fiscal Year-End” table above.

(10)
If any named executive officer, other than Mr. Albrecht, is terminated without cause (as defined in the 2011 Incentive Plan) within 30 days preceding, or within 12 months following an Approved Transaction (as defined in the 2011 Incentive Plan), or if the named executive officer voluntarily terminates employment for good reason (as defined in applicable award agreements under the 2011 Incentive Plan) within such time frame, then such named executive officer’s unvested options and restricted shares will vest 100%. We have assumed unvested restricted stock units would vest at the target level. Based on the number of vested options and the number of unvested options, restricted shares and unvested performance-based RSUs at year-end. See “—Grants of Plan-Based Awards” table and “—Outstanding Equity Awards at Fiscal Year-End” table above.

(11)	Represents balance as of December 31, 2015; however, amounts are paid out based upon participant election forms.

(12)	Represents the pro rata vesting of Mr. Curtis’ performance-based RSUs had he retired December 31, 2015.

(13)
If Mr. Hirsch’s employment had been terminated by reason of a layoff, reduction in force, job elimination or restructuring, or if Mr. Hirsch voluntarily terminates employment for good reason (as defined in the Hirsch Agreement), Mr. Hirsch will be entitled to an amount equal to Mr. Hirsch’s base salary (at the time of termination) for the remaining term of the Hirsch Agreement. In addition, if a termination of Mr. Hirsch’s employment giving rise to a right to severance pay as described above occurs within 30 days preceding, or within twelve months following, consummation of a Board Change, Control Purchase or Approved Transaction (as such terms are defined in the 2011 Incentive Plan), or if Mr. Hirsch voluntarily terminates employment for good reason within such time frame, then the severance pay benefits described above will be paid to Mr. Hirsch, and: (1) Mr. Hirsch will also receive an additional lump sum payment equal to 70% of his base salary for the year in which termination occurred, and (2) to the extent Mr. Hirsch elects continuation of coverage under COBRA under our health plan, we will provide certain COBRA benefits for up to 18 months. See “—Executive Compensation Arrangements—Jeffrey A. Hirsch”

DIRECTOR COMPENSATION
Nonemployee Directors
Director Fees.  Each of our directors who is not an employee of our company (collectively, nonemployee directors) is paid an annual fee of $200,000 ($172,500 in 2015) (which we refer to as the director fee), of which $70,000 ($60,000 in 2015) is paid in cash. See “—Nonemployee Director Restricted Share Grants” below for information on the incentive awards granted in 2015 to the nonemployee directors. The chairman of the audit committee of our board of directors is paid an additional annual fee of $30,000 and each other member of that committee is paid an additional annual fee of $20,000. With respect to the executive committee of our board of directors, each member of that committee receives an additional annual fee of $40,000 ($10,000 in 2015) for his or her participation on the committee. The chairman of the compensation committee of our board of directors is paid an additional annual fee of $20,000 and each other member of that committee is paid an additional annual fee of $10,000. The chairman of the nominating and corporate governance committee of our board of directors is paid an additional annual fee of $15,000 and each other nonemployee member of that committee receives an additional annual fee of $7,500. The cash portion of the director fees and the fees for participation on committees are payable quarterly in arrears.
Equity Incentive Plan.  The Starz 2011 Nonemployee Director Incentive Plan (as amended and restated effective October 15, 2013) (the 2011 director plan) is administered by our entire board of directors. Our board of directors has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The 2011 director plan is designed to provide our nonemployee directors with additional remuneration for services rendered, to encourage their investment in our common stock and to aid in attracting persons of exceptional ability to become nonemployee directors of our company. Our board of directors may grant non-qualified stock options, SARs, restricted shares, restricted stock units and cash awards or any combination of the foregoing under the 2011 director plan.
The maximum number of shares of our common stock with respect to which awards may be issued under the 2011 director plan is 1,431,599, subject to anti-dilution and other adjustment provisions of the plan. Shares of our common stock issuable pursuant to awards made under the 2011 director plan are made available from either authorized but unissued shares or shares that have been issued but reacquired by our company.
Nonemployee Director Restricted Share Grants.  On December 15, 2015, each of our nonemployee directors received 3,920 restricted shares of STRZA, under the 2011 director plan. These restricted shares will vest on the first anniversary of the grant date, or on such earlier date that the grantee ceases to be a director because of death or disability, and will be forfeited if the grantee resigns or is removed from the board before the vesting date.
Stock Retention Plan for Nonemployee Directors. In order to further align the interests of our nonemployee directors with the long-term interests of our stockholders, the board has determined that commencing with the director restricted share grants made on December 13, 2013, each nonemployee director should retain 33% of the number of net shares resulting from the exercise of stock options or the vesting of restricted shares or restricted stock units granted to them by Starz for a trailing five-year period. Net shares means shares remaining after shares are sold or netted to pay exercise price and applicable taxes (assuming a 40% effective tax rate).
Role of Compensation Consultant. During 2015, CAP assisted our board in its review of nonemployee director compensation for 2016 by providing market data pertaining to director fees and equity compensation paid to nonemployee directors at companies in the media and entertainment industries. CAP also provided recommendations to our board based on the market data. The market data indicated our total compensation was below the 25th percentile. After consideration of this market data, our board determined to increase the equity and board retainer portion of the nonemployee director compensation, which leaves us between the median and 75th percentiles of the market data.

Director Compensation Table
The table below summarizes the compensation paid to our nonemployee directors for the calendar year ended December 31, 2015.

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)(1)	Total ($)
Christopher P. Albrecht(2)	—	—	—
Irving L. Azoff	67,500	129,987	197,487
Andrew T. Heller	140,000	129,987	269,987
Susan M. Lyne	132,500	129,987	262,487
Gregory B. Maffei(3)	70,000	129,987	199,987
Jeffrey F. Sagansky	90,000	129,987	219,987
Daniel E. Sanchez	60,000	129,987	189,987
Charles Y. Tanabe	60,000	129,987	189,987
Robert S. Wiesenthal	100,000	129,987	229,987

(1)
The aggregate grant date fair value of the restricted stock awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 9 to our consolidated financial statements for the year ended December 31, 2015 (which are included in the 2015 10-K). For the nonemployee directors’ outstanding restricted stock awards, see footnote 2 to the table in “Security Ownership of Certain Beneficial Owners and Management —Security Ownership of Management.” As of December 31, 2015, Mr. Maffei had 1,184,017 outstanding stock options and Mr. Tanabe had 204,679 outstanding stock options, all of which were granted to Messrs. Maffei and Tanabe prior to the LMC Spin-Off. The other nonemployee directors had no outstanding options at fiscal year-end.

(2)	Christopher P. Albrecht, who is a director of our company and a named executive officer, received no compensation for serving as a director of our company during 2015.

(3)	Chairman of the board of directors.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2015, with respect to shares of our common stock authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders:
Starz 2011 Incentive Plan(2)			8,668,315
STRZA	13,467,226	$18.13
STRZB	—	—
Starz 2011 Nonemployee Director Incentive Plan(2)			1,270,269
STRZA	39,562	$1.92
STRZB	—	—
Starz Transitional Stock Adjustment Plan
STRZA	557,771	$10.52	—(3)
STRZB	—	—	—(3)

Total
STRZA	14,064,559
STRZB	—
			9,938,584
Equity compensation plans not approved by security holders: none.

(1)	Each plan permits grants of, or with respect to, shares of any series of our common stock, subject to a single aggregate limit.

(2)
As described above under “Proposal 4—The Incentive Plan Proposal,” our board will not make any further awards under the Starz 2011 Incentive Plan (Amended and Restated October 15, 2013) and the Starz 2011 Nonemployee Director Incentive Plan (Amended and Restated October 15, 2013) if the Starz 2016 Omnibus Incentive Plan is approved by our stockholders.

(3)
In September 2011, Old LMC was split-off from its former parent company Liberty Interactive (the Old LMC Split-Off). The Starz Transitional Stock Adjustment Plan governs the terms and conditions of equity awards granted in connection with adjustments made to equity awards in the Old LMC Split-Off. As a result, no further grants are permitted under this plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Under our Code of Business Conduct and Ethics and Corporate Governance Guidelines, if a director or executive officer has an actual or potential conflict of interest (which includes being a party to a proposed “related party transaction” (as defined by Item 404 of Regulation S-K)), the director or executive officer should promptly inform the person designated by our board to address such actual or potential conflicts. No related party transaction may be effected by our company without the approval of the audit committee of our board or another independent body of our board designated to address such actual or potential conflicts.

STOCKHOLDER PROPOSALS
This proxy statement relates to our annual meeting of stockholders for the calendar year 2016 which will take place on June 14, 2016. We currently anticipate that our annual meeting of stockholders for the calendar year 2017 (the 2017 annual meeting) will be held during the second quarter of 2017. In order to be eligible for inclusion in our proxy materials for the 2017 annual meeting, a stockholder proposal must be submitted in writing to our Corporate Secretary and received at our executive offices at 8900 Liberty Circle, Englewood, Colorado 80112, by the close of business on January 4, 2017 unless a different date is determined and announced in connection with the actual scheduling of the 2017 annual meeting. If the 2017 annual meeting takes place within 30 days before or after June 14, 2017 (the anniversary of the 2016 annual meeting), to be considered for presentation at the 2017 annual meeting, a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, must be received at our executive offices at the foregoing address not earlier than March 16, 2017 and not later than April 17, 2017. If the 2017 annual meeting takes place outside of the foregoing 60 day window (such as during the second quarter of 2017, which we currently intend to be the case), to be considered for presentation at the 2017 annual meeting, a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, must be received at our executive offices at the foregoing address not later than the close of business on the tenth day following the first day on which notice of the date of the 2017 annual meeting is communicated to stockholders or public disclosure of the date of the 2017 annual meeting is made, whichever occurs first.
All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, our charter and bylaws and Delaware law.
ADDITIONAL INFORMATION
We file periodic reports, proxy materials and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.starz.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of our Annual Report on Form 10-K for the year ended December 31, 2015, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Starz, 8900 Liberty Circle, Englewood, Colorado 80112, Tel. No. (855) 807-2929, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

ANNEX A

STARZ
2016 OMNIBUS INCENTIVE PLAN
ARTICLE I
PURPOSE OF PLAN; EFFECTIVE DATE
1.1    Purpose. The purpose of the Plan is to promote the success of the Company by providing a method whereby (i) eligible employees of the Company and its Subsidiaries and (ii) independent contractors and Nonemployee Directors providing services to the Company and its Subsidiaries may be awarded additional remuneration for services rendered and may be encouraged to invest in capital stock of the Company, thereby increasing their proprietary interest in the Company’s businesses, encouraging them to remain in the employ or service of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company and its Subsidiaries. The Plan is also intended to aid in (i) attracting Persons of exceptional ability to become officers and employees of the Company and its Subsidiaries and (ii) inducing Nonemployee Directors or independent contractors to agree to provide services to the Company and its Subsidiaries.
1.2    Effective Date. The Plan shall be effective as of June 14, 2016 (the “Effective Date”).
ARTICLE II
DEFINITIONS
2.1    Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):
“Account” has the meaning ascribed thereto in Section 8.2.
“Affiliate” of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.
“Agreement” means a stock option agreement, stock appreciation rights agreement, restricted shares agreement, restricted stock units agreement, cash award agreement or an agreement evidencing more than one type of Award, specified in Section 10.7, as any such Agreement may be supplemented or amended from time to time.
“Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company
“Award” means a grant of Options, SARs, Restricted Shares, Restricted Stock Units, Performance Awards, Cash Awards and/or cash amounts under the Plan.
“Board” means the Board of Directors of the Company.

“Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
“Cash Award” means an Award made pursuant to Section 9.1 of the Plan to a Holder that is paid solely on account of the attainment of one or more Performance Objectives that have been pre-established by the Committee.
“Cash Award Limitation” has the meaning ascribed thereto in Section 4.1(b).
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.
“Committee” means the committee of the Board appointed pursuant to Section 3.1 to administer the Plan.
“Common Stock” means each or any (as the context may require) series of the Company’s common stock.
“Company” means Starz (f/k/a Liberty Media Corporation), a Delaware corporation.
“Control Purchase” means any transaction (or series of related transactions) in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means each of (a) the Chairman of the Board, the President, the Chief Executive Officer, each of the directors of the Company and John C. Malone as of the Effective Date, and (b) the respective family members, estates and heirs of each of the Persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such Persons or their respective family members or heirs. As used with respect to any Person, the term “family member” means the spouse, siblings and lineal descendants of such Person.
“Director Award Limitation” has the meaning ascribed thereto in Section 4.1(b).
“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
“Dividend Equivalents” means, with respect to Restricted Stock Units, to the extent specified by the Committee only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to stockholders of record during the Restriction Period on a like number and kind of shares of Common Stock. Notwithstanding any provision of the Plan to the contrary, Dividend Equivalents with respect to a Performance Award may only be paid to the extent the Performance Award is actually paid to the Holder.
“Domestic Relations Order” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
“Equity Security” shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.
“Fair Market Value” of a share of any series of Common Stock on any day means (i) for Option and SAR exercise transactions effected on any third-party incentive award administration system provided by the Company, the current high bid price of a share of any series of Common Stock as reported on the consolidated transaction reporting system on the principal national securities exchange on which shares of such series of Common Stock are listed on such day or if such shares are not then listed on a national securities exchange, then as quoted by OTC Markets Group Inc., or (ii) for all other purposes under this Plan, the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of such series of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of such series of Common Stock are listed on such day or if such shares are not then listed on a national securities exchange, then as quoted by OTC Markets Group Inc. If for any day the Fair Market Value of a share of the applicable series of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.
“Free Standing SAR” has the meaning ascribed thereto in Section 7.1.
“Holder” means a Person who has received an Award under the Plan.
“Nonemployee Director” means an individual who is a member of the Board and who is neither an officer nor an employee of the Company or any Subsidiary.
“Option” means a stock option granted under Article VI.
“Performance Award” means an Award made pursuant to Article IX of the Plan to a Holder that is subject to the attainment of one or more Performance Objectives.
“Performance Objective” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.
“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.
“Plan” means this Starz 2016 Omnibus Incentive Plan.
“Prior Plans” means the Starz 2011 Incentive Plan and the Starz 2011 Nonemployee Director Incentive Plan.
“Restricted Shares” means shares of any series of Common Stock awarded pursuant to Section 8.1.
“Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of the specified series of Common Stock or the equivalent value in cash, which right may be subject to a Restriction Period or forfeiture provisions.
“Restriction Period” means a period of time beginning on the date of each Award of Restricted Shares or Restricted Stock Units and ending on the Vesting Date with respect to such Award.
“Retained Distribution” has the meaning ascribed thereto in Section 8.3.
“SARs” means stock appreciation rights, awarded pursuant to Article VII, with respect to shares of any specified series of Common Stock.
“Section 409A” has the meaning ascribed thereto in Section 10.20.
“Share-Based Limitation” has the meaning ascribed thereto in Section 4.1(b).
“Subsidiary” of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
“Tandem SARs” has the meaning ascribed thereto in Section 7.1.

“Vesting Date,” with respect to any Restricted Shares or Restricted Stock Units awarded hereunder, means the date on which such Restricted Shares or Restricted Stock Units cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award of Restricted Shares or Restricted Stock Units pursuant to Article VIII. If more than one Vesting Date is designated for an Award of Restricted Shares or Restricted Stock Units, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part. The Vesting Date for a particular Award will be established by the Committee and, for the avoidance of doubt but subject to Section 10.5, may be contemporaneous with the date of grant.
ARTICLE III
ADMINISTRATION
3.1    Committee. The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board. The Committee shall be comprised of not less than two Persons. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may remove members of the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.
3.2    Powers. The Committee shall have full power and authority to grant to eligible Persons Options under Article VI of the Plan, SARs under Article VII of the Plan, Restricted Shares under Article VIII of the Plan, Restricted Stock Units under Article VIII of the Plan, Cash Awards under Article IX of the Plan and/or Performance Awards under Article IX of the Plan, to determine the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan and to supervise the administration of the Plan. The Committee in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Committee shall have sole authority in the selection of Persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the respective employees, officers, independent contractors and Nonemployee Directors, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant.
3.3    Interpretation. The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all Persons. No member of the Committee shall be liable for any action or determination made or taken by such member or the Committee in good faith with respect to the Plan.
3.4    Awards to Nonemployee Directors. The Board shall have the same powers as the Committee with respect to awards to Nonemployee Directors.
ARTICLE IV
SHARES SUBJECT TO THE PLAN
4.1
(a)    Number of Shares. Subject to the provisions of this Article IV, the maximum number of shares of Common Stock with respect to which Awards may be granted during the term of the Plan shall be an aggregate of [●] shares. Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. The shares of Common Stock subject to (i) any Award granted under the Plan or the Prior Plans that shall expire, terminate or be cancelled or annulled for any reason without having been exercised (or considered to have been exercised as provided in Section 7.2), (ii) any Award of any SARs granted under the Plan the terms of which provide for settlement in cash, and (iii) any Award of Restricted Shares or Restricted Stock Units under this Plan or the Prior Plans that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Restricted Stock Units other than voting rights and the accumulation of Retained Distributions and unpaid Dividend Equivalents that are likewise forfeited) shall again be available for purposes of the Plan. Notwithstanding the foregoing, the following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (a) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (b) shares of Common Stock used to pay the purchase price or withholding taxes related to an outstanding Award, or (c) shares of Common Stock repurchased on the open market with the proceeds of an Option purchase price.
(b)    Award Limitations. Except for adjusted or substituted Awards described in Section 4.2 or 10.1(b), no Person may be granted in any calendar year Awards covering more than 7,627,000 shares of Common Stock (as such amount may be adjusted from time to time as provided in Section 4.2) (the “Share-Based Limitation”). No Person shall receive payment for Cash Awards during any calendar year aggregating in excess of $10,000,000 (the “Cash Award Limitation”). No Nonemployee Director may be granted during any calendar year Awards having a value determined on the date of grant in excess of $500,000 (the “Director Award Limitation”). In general, each Award is only subject to a single limitation as set forth above, and Awards granted to Nonemployee Directors shall only be subject to the Director Award Limitation. However, an employee or independent contractor may be granted Awards in combination such that portions of the award are subject to differing limitations set out in this Section 4.1(b), in which event each portion of the combination Award is subject to only a single appropriate limitation as set forth above. For example if an employee is granted an Award that is in part a share-based Award and in part a Cash Award, then the share-based Award shall be subject to only to the Share-Based Limitation and the Cash Award shall be subject only to the Cash Award Limitation.
4.2    Adjustments.
(a)    If the Company subdivides its outstanding shares of any series of Common Stock into a greater number of shares of such series of Common Stock (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding shares of any series of Common Stock into a smaller number of shares of such series of Common Stock (by reverse stock split, reclassification, or otherwise) or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, stock redemption, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase such series of Common Stock or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 10.1(b)) affects any series of Common Stock so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in such manner as the Committee, in its sole discretion, deems equitable and appropriate, shall make such adjustments to any or all of (i) the number and kind of shares of stock which thereafter may be awarded, optioned or otherwise made subject to the benefits contemplated by the Plan, including such adjustments to the Share-Based Limitation in Section 4.1(b), (ii) the number and kind of shares of stock subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of shares subject to any Award shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this Section 4.2.
(b)    Notwithstanding any provision of the Plan to the contrary, in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its discretion, (i) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (ii) to cancel any such Awards and to deliver to the Holders cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value (as determined in sub-section (ii) of the definition of such term) of Common Stock on such date over the purchase price of the Options or the base price of the SARs, as applicable.
(c)    No adjustment or substitution pursuant to this Section 4.2 shall be made in a manner that results in noncompliance with the requirements of Section 409A, to the extent applicable.
ARTICLE V
ELIGIBILITY
The Persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall be such Persons who are employees (including officers and directors) of, or Nonemployee Directors or independent contractors providing services to, the Company or its Subsidiaries as the Committee shall select. Awards may be made to employees, Nonemployee

Directors or independent contractors who hold or have held Awards under the Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.
ARTICLE VI
STOCK OPTIONS
6.1    Grant of Options. Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible Persons to be granted Options, the time when each Option shall be granted to such eligible Persons, the series and number of shares of Common Stock subject to such Option, and, subject to Section 6.2, the purchase price of the shares of Common Stock subject to such Option.
6.2    Option Price. The price at which shares may be purchased upon exercise of an Option shall be fixed by the Committee and may be no less than the Fair Market Value of the shares of the applicable series of Common Stock subject to the Option as of the date the Option is granted.
6.3    Term of Options. Subject to the provisions of the Plan with respect to death, retirement and termination of employment or service, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement; provided that such term may not exceed ten years. However, if the term of an Option expires when trading in the Common Stock is prohibited by law or the Company’s insider trading policy, then the term of such Option shall expire on the 30th day after the expiration of such prohibition.
6.4    Exercise of Options. An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and the Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).
6.5    Manner of Exercise.
(a)    Form of Payment. An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by Section 10.11 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) promissory note (subject to applicable law), (iv) whole shares of any series of Common Stock, (v) the withholding of shares of the applicable series of Common Stock issuable upon such exercise of the Option, (vi) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, or (vii) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under the Delaware General Corporation Law. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate.
(b)    Value of Shares. Unless otherwise determined by the Committee and provided in the applicable Agreement, shares of any series of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of any series of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.
(c)    Issuance of Shares. The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 10.11, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Holder or other Person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

ARTICLE VII
SARS
7.1    Grant of SARs. Subject to the limitations of the Plan, SARs may be granted by the Committee to such eligible Persons in such numbers, with respect to any specified series of Common Stock, and at such times during the term of the Plan as the Committee shall determine. A SAR may be granted to a Holder of an Option (hereinafter called a “related Option”) with respect to all or a portion of the shares of Common Stock subject to the related Option (a “Tandem SAR”) or may be granted separately to an eligible Person (a “Free Standing SAR”). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.
7.2    Tandem SARs. A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide) and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Tandem SAR was granted on the date of exercise over the related Option purchase price per share, and (ii) the related Option with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the Tandem SAR was so exercised.
7.3    Free Standing SARs. Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement. The base price of a Free Standing SAR may be no less than the Fair Market Value of the applicable series of Common Stock with respect to which the Free Standing SAR was granted as of the date the Free Standing SAR is granted. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Free Standing SAR was granted on the date of exercise over the base price per share of such Free Standing SAR. The term of a Free Standing SAR may not exceed ten years. However, if the term of a Free Standing SAR expires when trading in the Common Stock is prohibited by law or the Company’s insider trading policy, then the term of such Free Standing SAR shall expire on the 30th day after the expiration of such prohibition.
7.4    Consideration. The consideration to be received upon the exercise of a SAR by the Holder shall be paid in cash, shares of the applicable series of Common Stock with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR), a combination of cash and such shares of the applicable series of Common Stock or such other consideration, in each case, as provided in the Agreement. No fractional shares of Common Stock shall be issuable upon exercise of a SAR, and unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of fractional shares. Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically for cash on its expiration date.
7.5    Limitations. The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the number of SARs that may be exercised by the Holder in whole or in part for cash during any specified period, for a limit on the time periods during which a Holder may exercise SARs, and for such other limits on the rights of the Holder and such other terms and conditions of the SAR, including a condition that the SAR may be exercised only in accordance with rules and regulations adopted from time to time, as the Committee may determine. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.
7.6    Exercise. For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Committee and provided in the applicable Agreement).

ARTICLE VIII
RESTRICTED SHARES AND RESTRICTED STOCK UNITS
8.1    Grant of Restricted Shares. Subject to the limitations of the Plan, the Committee shall designate those eligible Persons to be granted Awards of Restricted Shares, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable. All determinations made by the Committee pursuant to this Section 8.1 shall be specified in the Agreement.
8.2    Issuance of Restricted Shares. An Award of Restricted Shares shall be registered in a book entry account (the “Account”) in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, the Account, any certificates (or other statement of ownership) representing the Restricted Shares that may be issued during the Restriction Period and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Any such certificates shall remain in the custody of the Company or its designee, and the Holder shall deposit with the custodian stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.
8.3    Restrictions with Respect to Restricted Shares. During the Restriction Period, Restricted Shares shall constitute issued and outstanding shares of the applicable series of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions, as the Committee may designate, paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a Holder of shares of the applicable series of Common Stock with respect to such Restricted Shares; except, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of the stock certificate or certificates (or other statement of ownership) representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company or its designee will retain custody of the stock certificate or certificates (or other statements of ownership) representing the Restricted Shares during the Restriction Period as provided in Section 8.2; (iii) other than such dividends and distributions as the Committee may designate, the Company or its designee will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (iv) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or such Holder’s interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.
8.4    Grant of Restricted Stock Units. Subject to the limitations of the Plan, the Committee shall designate those eligible Persons to be granted Awards of Restricted Stock Units, the value of which is based, in whole or in part, on the Fair Market Value of the shares of any specified series of Common Stock. Subject to the provisions of the Plan, including any rules established pursuant to Section 8.5, Awards of Restricted Stock Units shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Committee may determine in its discretion, which need not be identical for each Award. Such Awards may provide for the payment of cash consideration by the Person to whom such Award is granted or provide that the Award, and any shares of Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the issuance of any shares of Common Stock in connection with an Award of Restricted Stock Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable. The determinations made by the Committee pursuant to this Section 8.4 shall be specified in the applicable Agreement.
8.5    Restrictions with Respect to Restricted Stock Units. Any Award of Restricted Stock Units, including any shares of Common Stock which are part of an Award of Restricted Stock Units, may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of the Award. A breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Award of Restricted Stock Units will cause a forfeiture of such Restricted Stock Units and any Dividend Equivalents with respect thereto.
8.6    Issuance of Restricted Stock Units. Restricted Stock Units shall be issued at the beginning of the Restriction Period, shall not constitute issued and outstanding shares of the applicable series of Common Stock, and the Holder shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by such an Award of Restricted Stock Units, in each case until such shares shall have been issued to the Holder at the end of the Restriction Period. If and to the extent that shares of Common Stock are to be issued at the end of the Restriction Period, the Holder shall be entitled to receive Dividend Equivalents with respect to the shares of Common Stock covered thereby either (i) during the Restriction Period or (ii) in accordance with the rules applicable to Retained Distributions, as the Committee may specify in the Agreement.
8.7    Cash Payments. In connection with any Award of Restricted Shares or Restricted Stock Units, an Agreement may provide for the payment of a cash amount to the Holder of such Awards at any time after such Awards shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.
8.8    Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Shares or Restricted Stock Units and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Shares or Restricted Stock Units shall become vested, (ii) any Retained Distributions with respect to such Restricted Shares and any unpaid Dividend Equivalents with respect to such Restricted Stock Units shall become vested to the extent that the Awards related thereto shall have become vested, and (iii) any cash amount to be received by the Holder with respect to such Restricted Shares or Restricted Stock Units shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares, Restricted Stock Units, Retained Distributions and any unpaid Dividend Equivalents that shall not become vested shall be forfeited to the Company, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares, Restricted Stock Units, Retained Distributions and any unpaid Dividend Equivalents that shall have been so forfeited. The Committee may, in its discretion, provide that the delivery of any Restricted Shares, Restricted Stock Units, Retained Distributions and unpaid Dividend Equivalents that shall have become vested, and payment of any related cash amounts that shall have become payable under this Article VIII, shall be deferred until such date or dates as the recipient may elect. Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A.
ARTICLE IX
CASH AWARDS AND PERFORMANCE AWARDS
9.1    Cash Awards. In addition to granting Options, SARs, Restricted Shares and Restricted Stock Units, the Committee shall, subject to the limitations of the Plan, have authority to grant to eligible Persons Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies, if any, as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Objectives over a performance period established by the Committee. The determinations made by the Committee pursuant to this Section 9.1 shall be specified in the applicable Agreement.
9.2    Designation as a Performance Award. The Committee shall have the right to designate any Award of Options, SARs, Restricted Shares or Restricted Stock Units as a Performance Award. All Cash Awards shall be designated as Performance Awards.
9.3    Performance Objectives. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Holder, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, the Company as a whole, or any entity or entities to which the Company or Subsidiaries of the Company are providing services, and if so desired by the Committee, by comparison with a peer group of companies: increased revenue; net income measures (including income after capital costs and income before or after taxes); stock price measures (including growth measures and total stockholder return); price per share of Common Stock; market share; earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation and amortization (EBITDA); operating income before depreciation and amortization (OIBDA); operating income before depreciation, amortization and stock compensation expense (Adjusted OIBDA); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expense); margins; stockholder value; total stockholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, environmental and safety). Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee’s determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing.
9.4    Section 162(m) of the Code. Notwithstanding the foregoing provisions, if the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Award in accordance with Section 162(m) of the Code, then the Performance Objectives for such particular Performance Award relative to the particular period of service to which the Performance Objectives relate shall be established by the Committee in writing (i) no later than 90 days after the beginning of such period and (ii) prior to the completion of 25% of such period.
9.5    Waiver of Performance Objectives. The Committee shall have no discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless such Award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant Agreement provides for such discretion.
ARTICLE X
GENERAL PROVISIONS
10.1    Acceleration of Awards.
(a)    Death or Disability. If a Holder’s employment or service shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Stock Units, the Restriction Period applicable to each such Award of Restricted Stock Units shall be deemed to have expired and all such Restricted Stock Units and any unpaid Dividend Equivalents shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement.
(b)    Approved Transactions; Board Change; Control Purchase. In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Stock Units, the Restriction Period applicable to each such Award of Restricted Stock Units shall be deemed to have expired and all such Restricted Stock Units and any unpaid Dividend Equivalents shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. The effect, if any, on a Cash Award of an Approved Transaction, Board Change or Control Purchase shall be prescribed in the applicable Agreement. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable series of Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.
10.2    Termination of Employment or Service.
(a)    General. If a Holder’s employment or service shall terminate prior to an Option or SAR becoming exercisable or being exercised (or deemed exercised, as provided in Section 7.2) in full, or during the Restriction Period with respect to any Restricted Shares or any Restricted Stock Units, then such Option or SAR shall thereafter become or be exercisable, and the Holder’s rights to any unvested Restricted Shares, Retained Distributions and related cash amounts and any unvested Restricted Stock Units, unpaid Dividend Equivalents and related cash amounts shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder’s employment or service terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination of the Holder’s employment or service for cause will be treated in accordance with the provisions of Section 10.2(b). The effect on a Cash Award of the termination of a Holder’s employment or service for any reason, other than for cause, shall be prescribed in the applicable Agreement. For the avoidance of doubt, in the discretion of the Committee, an Award may provide that a Holder’s service shall be deemed to have continued for purposes of the Award while a Holder provides services to the Company, any Subsidiary, or any former affiliate of the Company or any Subsidiary.
(b)    Termination for Cause. If a Holder’s employment or service with the Company or a Subsidiary of the Company shall be terminated by the Company or such Subsidiary for “cause” during the Restriction Period with respect to any Restricted Shares or Restricted Stock Units or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the payment in full of any Cash Award (for these purposes, “cause” shall have the meaning ascribed thereto in any employment or consulting agreement to which such Holder is a party or, in the absence thereof, shall include insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform such Holder’s duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction or Control Purchase or Board Change, termination for “cause” shall mean only a felony conviction for fraud, misappropriation, or embezzlement), then, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) all Options and SARs and all unpaid Cash Awards held by such Holder shall immediately terminate, and (ii) such Holder’s rights to all Restricted Shares, Restricted Stock Units, Retained Distributions, any unpaid Dividend Equivalents and any related cash amounts shall be forfeited immediately
(c)    Miscellaneous. The Committee may determine whether any given leave of absence constitutes a termination of employment or service; provided, however, that for purposes of the Plan, (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company provided the employee’s right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. Unless otherwise determined by the Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment or service so long as the Holder continues to be an employee, Nonemployee Director or independent contractor of the Company.
10.3    Right of Company to Terminate Employment or Service. Nothing contained in the Plan or in any Award, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate the employment or service of the Holder at any time, with or without cause, subject, however, to the provisions of any employment or consulting agreement between the Holder and the Company or any Subsidiary of the Company, or in the case of a Nonemployee Director, to the charter and bylaws, as the same may be in effect from time to time.
10.4    Prohibition on Repricing of Awards. Except for adjustments made pursuant to Section 4.2, in no event will the Committee, without first obtaining approval by the majority of the shareholders of the Company, (i) decrease the purchase price of an Option or SAR after the date of grant; (ii) accept for surrender to the Company any outstanding Option or SAR granted under this Plan as consideration for the grant of a new Award; (iii) repurchase from Holders whether for cash or any other consideration any outstanding Options or SARs that have an purchase price per share higher than the then current Fair Market

Value of a share of Common Stock; or (iv) grant any Option or SAR that contains a so-called “reload” feature under which additional Options, SARs or other Awards are granted automatically to the Holder upon exercise of the original Option or SAR.
10.5    Minimum Vesting Requirement. All Awards in the form of Options or SARs to employees shall have a minimum vesting period of one year from the date of their grant; provided, however, that Awards in the form of Options or SARs to employees with respect to five percent of the shares of Common Stock authorized for grant pursuant to the Plan may have a vesting period of less than one year.
10.6    Nonalienation of Benefits. Except as set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, garnishment, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, garnish, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefits.
10.7    Written Agreement. Each Award under the Plan shall be evidenced by a written agreement, in such form as the Committee shall approve from time to time in its discretion, specifying the terms and provisions of such Award which may not be inconsistent with the provisions of the Plan; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single Agreement with such Holder. Each grantee of an Option, SAR, Restricted Shares, Restricted Stock Units or Performance Award (including a Cash Award) shall be notified promptly of such grant, and a written Agreement shall be promptly delivered by the Company. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company. Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 10.9(b).
10.8    Nontransferability. Awards are not transferable (either voluntarily or involuntarily), before or after a Holder’s death, except as follows: (a) during the Holder’s lifetime, pursuant to a Domestic Relations Order, issued by a court of competent jurisdiction, that is not contrary to the terms and conditions of the Plan or any applicable Agreement, and in a form acceptable to the Committee; or (b) after the Holder’s death, by will or pursuant to the applicable laws of descent and distribution, as may be the case. Any person to whom Awards are transferred in accordance with the provisions of the preceding sentence shall take such Awards subject to all of the terms and conditions of the Plan and any applicable Agreement.
10.9    Termination and Amendment.
(a)    General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the fifth anniversary of the Effective Date. The Plan may be terminated at any time prior to such date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Committee.
(b)    Modification. No termination, modification or amendment of the Plan may, without the consent of the Person to whom any Award shall theretofore have been granted, adversely affect the rights of such Person with respect to such Award. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 10.9(a)), the Committee may amend outstanding Agreements with any Holder, including any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder’s consent unless otherwise provided in the Agreement and subject to the prohibition on repricing contained in Section 10.4, agree to cancel any Award under the Plan and grant a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 10.9(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.
10.10    Government and Other Regulations. The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. For so long as any series of Common Stock are registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of the applicable series of

Common Stock that may be issuable, from time to time, to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act. In addition to its other powers hereunder, the Committee has the authority to suspend (i) the exercise of Options or SARs and (ii) any other transactions under the Plan as it deems necessary or appropriate for administrative reasons.
10.11    Withholding. The Company’s obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Restricted Stock Units or the satisfaction of the Performance Objectives applicable to a Performance Award, as appropriate, may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions (including the conditions referenced in Section 6.5) as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of, all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to such Award.
10.12    Clawback Policy. Notwithstanding any other provisions in this Plan, any Award shall be subject to recovery or clawback by the Company under any clawback policy adopted by the Company whether before or after the date of grant the Award.
10.13    Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
10.14    Exclusion from Other Plans. By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan of the Company or any Subsidiary of the Company.
10.15    Unfunded Plan. Neither the Company nor any Subsidiary of the Company shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards, and the Plan shall constitute an “unfunded” plan of the Company. Except as provided in Article VIII with respect to Awards of Restricted Shares and except as expressly set forth in an Agreement, no Holder shall have voting or other rights with respect to the shares of Common Stock covered by an Award prior to the delivery of such shares. Neither the Company nor any Subsidiary of the Company shall, by any provisions of the Plan, be deemed to be a trustee of any shares of Common Stock or any other property, and the liabilities of the Company and any Subsidiary of the Company to any Holder pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Holder, former service provider or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary of the Company, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
10.16    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.
10.17    Accounts. The delivery of any shares of Common Stock and the payment of any amount in respect of an Award shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 10.11.
10.18    Legends. Any certificate (or other statement of ownership) evidencing shares of Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.
10.19    Company’s Rights. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.
10.20    Section 409A. The Plan and the Awards made hereunder are intended to be (i) “stock rights” exempt from Section 409A of the Code (“Section 409A”) pursuant to Treasury Regulations § 1.409A-1(b)(5), (ii) “short-term deferrals” exempt from Section 409A or (iii) payments which are deferred compensation and paid in compliance with Section 409A, and the Plan and each Agreement shall be interpreted and administered accordingly. Any adjustments of Awards intended to be “stock rights” exempt from Section 409A pursuant to Treasury Regulations § 1.409A-1(b)(5) shall be conducted in a manner so as not to constitute a grant of a new stock right or a change in the time and form of payment pursuant to Treasury Regulations §1.409A-1(b)(5)(v). In the event an Award is not exempt from Section 409A, (x) payment pursuant to the relevant Agreement shall be made only on a permissible payment event or at a specified time in compliance with Section 409A, (y) no accelerated payment shall be made pursuant to Section 10.1(b) unless the Board Change, Approved Transaction or Control Purchase constitutes a “change in control event” under Treasury Regulations §1.409A-3(i)(5) or otherwise constitutes a permissible payment event under Section 409A and (z) no amendment or modification of such Award may be made except in compliance with the anti-deferral and anti-acceleration provisions of Section 409A. No deferrals of compensation otherwise payable under the Plan or any Award shall be allowed, whether at the discretion of the Company or the Holder, except in a manner consistent with the requirements of Section 409A. If a Holder is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which such Holder has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Holder’s separation from service, (2) the date of the Holder’s death, or (3) such earlier date as complies with the requirements of Code Section 409A.

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 14, 2016

Vote by Internet

- Go to **www.envisionreports.com/STRZA**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Withhold
01 - Gregory B. Maffei	☐	☐
02 - Irving L. Azoff	☐	☐
03 - Susan M. Lyne	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — STARZ

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
June 14, 2016

The undersigned hereby appoint(s) Scott D. Macdonald and David I. Weil, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Starz Series A Common Stock or Series B Common Stock held by the undersigned at the Annual Meeting of Stockholders to be held at 12:00 p.m., local time, on June 14, 2016, at the Four Seasons Hotel Los Angeles at Beverly Hills, 300 South Doheny Drive, Los Angeles, California 90048, and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2, 3 AND 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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Vote by Internet
- Go to **www.envisionreports.com/STRZA**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Stockholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the Starz Annual Meeting of Stockholders to be Held on June 14, 2016

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

www.envisionreports.com/STRZA

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/STRZA** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 31, 2016 to facilitate timely delivery.

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Stockholder Meeting Notice

The Starz Annual Meeting of Stockholders will be held on June 14, 2016 at the Four Seasons Hotel Los Angeles at Beverly Hills, 300 South Doheny Drive, Los Angeles, California 90048, at 12:00 p.m., local time. For directions to the Annual Meeting of Stockholders (where you may vote in person), please call the Four Seasons Hotel at (310) 273-2222.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1. ELECTION OF DIRECTORS
   Nominees: 01 - Gregory B. Maffei 02 - Irving L. Azoff 03 - Susan M. Lyne

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/STRZA**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Starz" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 31, 2016.

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